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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CLEAN ENERGY FUELS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, CA 92660

March 21, 2014

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders ("Annual Meeting") of Clean Energy Fuels Corp. (the "Company") to be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Wednesday, May 7, 2014, at 9:00 a.m. Pacific Time ("PT").

        The attached notice of Annual Meeting and proxy statement include the agenda for the Annual Meeting, explain the matters that we will discuss at the Annual Meeting and provide general information about our Company.

        For our 2014 Annual Meeting, we are pleased to take advantage of the Securities & Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

        Your vote is very important. Please vote as promptly as possible. Thank you for supporting our Company.

Sincerely,
MITCHELL W. PRATT Corporate Secretary

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, CA 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 7, 2014

        The annual meeting of stockholders ("Annual Meeting") of Clean Energy Fuels Corp. (the "Company") will be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Wednesday, May 7, 2014, at 9:00 a.m. Pacific Time ("PT") for the following purposes:

  1.
  To elect nine directors;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

  3.
  To approve an amendment to the Company's Restated Certificate of Incorporation ("Restated Certificate") to increase the total number of shares of common stock that the Company is authorized to issue from 149,000,000 total authorized shares to 224,000,000 total authorized shares; and

  4.
  To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

        The foregoing items of business are more fully described in the proxy statement included with this notice.

        The Company's Board of Directors has fixed the close of business on March 18, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices for a period of ten days prior to the Annual Meeting.

By order of the Board of Directors,

Dated: March 21, 2014	MITCHELL W. PRATT Corporate Secretary

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, CA 92660

2014 PROXY STATEMENT

General Information

        The board of directors ("Board") of Clean Energy Fuels Corp., a Delaware corporation (the "Company"), is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2014 annual meeting of stockholders ("Annual Meeting"). The Annual Meeting will be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Wednesday, May 7, 2014, at 9:00 a.m. Pacific Time ("PT") or at any adjournment or postponement thereof, for the purposes stated herein. This proxy statement ("Proxy Statement") summarizes the information that you will need to know to vote in an informed manner.

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials ("Notice") to the Company's stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or may request to receive a printed set of the proxy materials. The Company's proxy materials are available at the following website: http://www.proxyvote.com, and instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive the Company's proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We encourage you to take advantage of the availability of the Company's proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

Voting Rights and Outstanding Shares

        We will mail the Notice on or about March 28, 2014 to all stockholders of record that are entitled to vote. Only stockholders that owned our common stock at the close of business on March 18, 2014, the date which has been fixed by the Board as the record date, are entitled to vote at the Annual Meeting. On the record date, 89,858,816 shares of our common stock were outstanding.

        Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. The proxy card indicates the number of shares of our common stock that you own. We will have the required quorum to conduct the business of the Annual Meeting if holders of a majority of the shares of our common stock are present in person or represented by proxy. Abstentions and broker non-votes, discussed below, will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

        A broker is entitled to vote shares held for a beneficial owner, even without receiving voting instructions from the beneficial owner, on "routine" matters. For the Annual Meeting, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2) and the proposal to approve an amendment to the Company's Restated Certificate to increase the total number of authorized shares of common stock (Proposal 3) are expected to be "routine" matters. On the other hand, a broker is not entitled to vote shares held for a beneficial owner absent voting instructions from the beneficial owner on certain "non-routine" matters. For the Annual Meeting, the election of directors (Proposal 1) is a "non-routine" matter. As a result, if you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) because, as a "non-routine" matter, your shares will not be voted on that proposal if you do not give your broker specific voting instructions.

        Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and entitled to vote with respect to any individual proposal. Thus, broker non-votes are not counted for purposes of determining whether stockholder approval of any individual proposal has been obtained (except with respect to Proposal 3, in which case broker non-votes, if any, will have the same effect as negative votes because, as discussed below, the required vote to approve that proposal is a majority of all outstanding shares of common stock as of the record date for the Annual Meeting).

        Directors will be elected by a plurality of votes cast by shares present in person or represented by proxy at the Annual Meeting, meaning that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions and broker non-votes, if any, will have no impact on the election of directors. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast for the proposal by shares present in person or represented by proxy at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have no impact on the outcome of the votes for this proposal as they are not considered to be present and entitled to vote on this matter. The proposal to approve an amendment to the Company's Restated Certificate to increase the total number of authorized shares of common stock must be approved by the affirmative vote of a majority of the issued and outstanding shares of common stock as of the record date for the Annual Meeting. Accordingly, abstentions or broker non-votes, if any, will have the same effect as a vote against this proposal.

Attending the Annual Meeting

        All stockholders that owned our common stock at the close of business on March 18, 2014, the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration will begin at 8:30 a.m. PT, and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Please also note that if you hold your shares in "street name" (that is, through a broker, bank or other nominee), you will need to bring certain items with you to the Annual Meeting, as described below, and check in at the registration desk at the Annual Meeting.

Voting Shares Registered in Your Name

        If you are a stockholder of record entitled to vote at the Annual Meeting, you may vote in one of four ways:

  •
  You may vote in person at the Annual Meeting. We will provide a ballot when you arrive.

  •
  If you request printed copies of the proxy materials by mail, you may vote by proxy by completing the proxy card and mailing it in the envelope provided.

  •
  You may vote by telephone by calling the toll free number found on the proxy card.

  •
  You may vote by proxy via the Internet at the website http://www.proxyvote.com by following the instructions provided in the Notice.

        Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on Tuesday, May 6, 2014. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

Voting Shares Registered in the Name of a Broker, Bank or Other Nominee

        Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee.

        If you wish to vote in person at the Annual Meeting and your stock is held in street name, then you must obtain and bring to the Annual Meeting a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record. Contact your broker, bank or other nominee for more information about how to obtain a legal proxy. Additionally, you must bring to the Annual Meeting a copy of a brokerage statement reflecting your stock ownership as of the record date.

Tabulation of Votes

        The inspector of elections of the Annual Meeting will tabulate the votes of our stockholders. The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement thereof (or in the case of proxies submitted by telephone or via the Internet, by the deadline specified above). If no instruction is given on a proxy that is properly executed and received by us, then the proxy will be voted "for" the nominees for director; "for" the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm; and "for" the proposal to approve an amendment to the Company's Restated Certificate to increase the total number of authorized shares of common stock. In addition, the individuals that we have designated as proxies for the meeting will have discretionary authority to vote for or against any other stockholder matter presented at the Annual Meeting.

Revocability of Proxies

        Once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another proxy marked with a later date (which automatically revokes the earlier proxy) by mail, telephone or Internet until the applicable deadline for each method;

  •
  You may notify our Corporate Secretary in writing that you wish to revoke your proxy before it is voted at the Annual Meeting; or

  •
  You may vote in person at the Annual Meeting.

Adjourned or Postponed Annual Meeting

        In the event that the Annual Meeting is adjourned or postponed, your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Solicitation

        This solicitation is made by our Board and we will bear the entire cost of soliciting proxies, including the costs of preparation, assembly, printing and mailing of any printed proxy statements requested by stockholders, the proxy card and any additional information furnished to stockholders. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners that have requested printed materials. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the Notice and the solicitation materials made available via the Internet, via e-mail or in print to those who request copies, but may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, executive officers or employees. No additional compensation will be paid to these individuals for these services. In addition, we have not engaged, but may elect to engage and pay the cost of, a proxy solicitation firm to assist us in soliciting proxies.

Results of the Annual Meeting

        Preliminary results will be announced at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Stockholder Proposals for 2015 Annual Meeting

        Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act") and intended to be presented at our 2015 annual meeting of stockholders must be received by us no later than November 28, 2014 in order to be considered for inclusion in our proxy materials for that meeting and must comply with Rule 14a-8 in all respects, including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2).

        Requirements for Director Nominations or Stockholder Proposals to be Brought Before an Annual Meeting.    Our amended and restated bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting outside the processes of Rule 14a-8, the stockholder must have given timely notice of the proposal or nomination in writing to the Company. To be timely for the 2015 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 6, 2015 and March 8, 2015. A stockholder's notice to the Company must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our amended and restated bylaws. We will not entertain any proposals or nominations at the Annual Meeting that do not meet the requirements set forth in our amended and restated bylaws. If we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Separate Copy of Annual Report or Proxy Materials

        We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if requested, this Proxy Statement and our annual report for the year ended December 31, 2013 ("Annual Report") to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces the Company's printing and mailing costs and other fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or Annual Report, write to Investor Relations at Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, CA 92660 or call (949) 437-1000. Stockholders who share an address and receive multiple copies of our Annual Report and proxy materials may also request to receive a single copy following the instructions above.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the amount of common stock beneficially owned on March 18, 2014 (unless otherwise indicated) by holders of more than 5% of the outstanding shares of any class of our voting securities, other than with respect to Mr. Boone Pickens (one of our founders and a member of our Board) whose ownership is included in the second table below.

        We have determined beneficial ownership as shown in the following two tables in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the two tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

        Applicable percentage ownership as shown in the two tables below is based on 89,858,816 shares of common stock outstanding on March 18, 2014. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock (i) subject to options held by that person that are currently exercisable or exercisable within 60 days of March 18, 2014 and, (ii) underlying convertible notes held by that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Green Energy Investment Holdings LLC(1) 11111 Santa Monica Boulevard, Suite 2000 Los Angeles, CA 90025	5,063,290	5.3%
Anchorage Capital Group, L.L.C.(2) 610 Broadway, 6th Floor New York, NY 10012	7,884,618	8.1%
Entities affiliated with Temasek Holdings (Private) Limited(3) 60B Orchard Road, #06 - 18 Tower 2 The Atrium@Orchard Singapore 238891	4,758,333	5.1%

(1)
Based on a Schedule 13G filed on February 14, 2014, as of December 31, 2013, Green Energy Investment Holdings LLC ("Green Energy") may be deemed to beneficially own $80,000,000 of principal amount of three 7.5% convertible notes due 2018, 2019 and 2020 (collectively, the "7.5% Convertible Notes"), which may be converted into an aggregate of 5,063,292 shares of common stock. Green Equity Investors VI, L.P. ("GEI VI"), Green Equity Investors Side VI, L.P. ("GEI Side VI"), LGP Associates VI-A LLC ("Sidecar VI-A") and LGP Associates VI-B LLC ("Sidecar VI-B") are the members of Green Energy. Based on their respective ownership percentages of Green Energy, GEI VI may be deemed to be the beneficial owner of 3,080,172 shares of common stock, GEI Side VI may be deemed to be the beneficial owner of 1,835,776 shares of common stock, Sidecar VI-A may be deemed to be the beneficial owner of 19,241 shares of common stock, and Sidecar VI-B may be deemed to be the beneficial owner of 128,101 shares of common stock. GEI Capital VI, LLC ("GEIC") is the general partner of GEI VI and GEI Side VI. Green VI Holdings, LLC ("Holdings") is a limited partner of GEI VI and GEI Side VI. Leonard Green & Partners, L.P. ("LGP") is the manager of GEI VI, GEI Side VI, Sidecar VI-A, Sidecar VI-B and GEIH, and an affiliate of GEIC and Holdings. LGP Management, Inc. ("LGPM") is the general partner of LGP. Each of Messrs. John G. Danhakl, Peter J. Nolan, Jonathan D. Sokoloff, Jonathan A. Seiffer, John M. Baumer, Timothy J. Flynn,

  James D. Halper, Todd M. Purdy, Michael S. Solomon, and W. Christian McCollum either directly (whether through ownership interest or position) or through one or more intermediaries, may be deemed to control LGP. Each of GEI VI, GEI Side VI, Sidecar VI-A, Sidecar VI-B, GEIC, Holdings, LGP, LGPM and Messrs. Danhakl, Nolan, Sokoloff, Seiffer, Baumer, Flynn, Halper, Purdy, Solomon, and McCollum disclaims beneficial ownership of the securities directly held by Green Energy except to the extent of its of his pecuniary interest therein.

(2)
Based on a Schedule 13G filed on February 14, 2014, as of December 31, 2013, Anchorage Capital Group, L.L.C. ("Anchorage Capital") may be deemed to beneficially own $123,000,000 of principal amount of 5.25% senior convertible notes due 2018 (the "2018 Convertible Notes"), which may be converted into an aggregate of 7,884,618 shares of common stock. The securities beneficially owned by Anchorage Capital include: (i) $120,487,000 of principal amount of the 2018 Convertible Notes held for the account of Anchorage Capital Master Offshore, Ltd. ("Anchorage Offshore"), which may be converted into an aggregate of 7,723,529 shares of common stock, and (ii) $2,513,000 of principal amount of the 2018 Convertible Notes held for the account of PCI Fund LLC ("PCI Fund"), which may be converted into an aggregate of 161,089 shares of common stock. Anchorage Capital is the investment advisor of Anchorage Offshore and PCI Fund, Anchorage Advisors Management, L.L.C. ("Anchorage Management") is the sole managing member of Anchorage Capital, and Anthony L. Davis and Kevin M. Ulrich are the President and Chief Executive Officer of Anchorage Capital, respectively, and the managing members of Anchorage Management.

(3)
Based on a Schedule 13G filed on February 11, 2014, as of December 31, 2013, Temasek Holdings (Private) Limited ("Temasek Holdings") may be deemed to beneficially own (i) an aggregate of 425,000 shares of common stock and (ii) $65,000,000 of principal amount of certain 7.5% convertible notes due 2016 (the "2016 Convertible Notes"), which may be converted into an aggregate of 4,333,333 shares of common stock. The securities beneficially owned by Temasek Holdings include: (i) $41,000,000 of principal amount of the 2016 Convertible Notes directly held by Springleaf Investments Pte. Ltd. ("Springleaf"), which may be converted into not more than 2,733,333 shares of common stock, (ii) 425,000 shares of common stock directly held by Baytree Investments (Mauritius) Pte Ltd ("Baytree"), and (iii) $24,000,000 of principal amount of the 2016 Convertible Notes directly held by Baytree, which may be converted into not more than 1,600,000 shares of common stock. Springleaf is indirectly wholly owned by Tembusu Capital Pte. Ltd ("Tembusu"). Baytree is indirectly wholly owned by Temasek Capital (Private) Limited ("Temasek Capital"). Temasek Capital and Tembusu are directly wholly owned by Temasek Holdings. Each of Tembusu and Springleaf expressly disclaims beneficial ownership of the securities directly held by Baytree, and each of Temasek Capital and Baytree expressly disclaims beneficial ownership of the securities directly held by Springleaf.

        The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 18, 2014 held by:

  •
  each of our named executive officers and current directors; and

  •
  all of our named executive officers and directors as a group.

        The address of each beneficial owner listed in the following table is c/o Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, CA 92660.

	Common Shares Beneficially Owned
Name of Beneficial Owner	Number	%
Directors and Named Executive Officers:
Boone Pickens(1)	22,938,643	24.2
Andrew J. Littlefair(2)	1,962,739	2.1
James N. Harger(3)	1,301,637	1.4
Richard R. Wheeler(4)	720,153	*
Mitchell W. Pratt(5)	1,003,606	1.1
Barclay F. Corbus(6)	616,532	*
John S. Herrington(7)	419,606	*
Warren I. Mitchell(8)	288,215	*
Kenneth M. Socha(9)	200,278	*
James C. Miller III(10)	148,356	*
Vincent C. Taormina(11)	243,515	*
James E. O'Connor(12)	48,000	*
Stephen A. Scully(13)	5,000	*
All current officers and directors as a group (13 persons)(14)	29,896,280	28.9

*
Represents less than 1%.

(1)
Beneficial ownership consists of (a) 685,000 shares of common stock subject to options granted under the 2006 Plan (as defined below) exercisable within 60 days after March 18, 2014, (b) 4,113,923 shares of common stock issuable upon conversion of $65,000,000 of principal amount of certain 7.5% Convertible Notes, and (c) 18,139,720 shares of common stock held directly. As of March 18, 2014, 18,139,720 outstanding shares held by Mr. Pickens, representing 20.2% of our issued and outstanding common stock, and the 7.5% Convertible Notes held by Mr. Pickens are pledged as collateral to or held in margin accounts with financial institutions.

(2)
Beneficial ownership consists of (a) 1,474,690 shares of common stock subject to options exercisable within 60 days of March 18, 2014, and (b) 488,049 shares of common stock held directly. As of March 18, 2014, 302,130 shares beneficially owned by Mr. Littlefair, representing 0.3% of our issued and outstanding common stock, are pledged as collateral to or held in a margin account with a financial institution.

(3)
Beneficial ownership consists of (a) 924,709 shares of common stock subject to options exercisable within 60 days of March 18, 2014, of which 820,009 shares of common stock are subject to options held by The Harger Family Trust, over which Mr. Harger possesses voting and investment control, and (b) 376,928 shares of common stock held directly.

(4)
Beneficial ownership consists of (a) 559,709 shares of common stock subject to options exercisable within 60 days after March 18, 2014, and (b) 160,444 shares of common stock held directly.

(5)
Beneficial ownership consists of (a) 869,709 shares of common stock subject to options exercisable within 60 days after March 18, 2014, of which 695,323 shares of common stock are subject to options held by the Pratt Family Trust, over which Mr. Pratt possesses voting and investment control, and (b) 133,897 shares of common stock held by the Pratt Family Trust. As of March 18, 2014, 113,897 shares beneficially owned by Mr. Pratt, representing 0.1% of our issued and outstanding common stock, are pledged as collateral to or held in a margin account with a financial institution.

(6)
Beneficial ownership consists of (a) 585,153 shares of common stock subject to options exercisable within 60 days after March 18, 2014, and (b) 31,379 shares of common stock held directly.

(7)
Beneficial ownership consists of (a) 255,615 shares of common stock subject to options exercisable within 60 days after March 18, 2014, of which 142,361 shares of common stock are subject to options held by the J&L Herrington 2002 Family Trust, over which Mr. Herrington possesses voting and investment control, and (b) 163,991 shares of common stock held by the J&L Herrington 2002 Family Trust.

(8)
Beneficial ownership consists of (a) 248,115 shares of common stock subject to options exercisable within 60 days after March 18, 2014, and (b) 40,100 shares of common stock held directly.

(9)
Beneficial ownership consists of (a) 134,638 shares of common stock subject to options exercisable within 60 days after March 18, 2014, (b) 30 shares (the "UTMA Shares") held in a Uniform Transfers to Minors Act account for which Mr. Socha is the custodian, and (c) 65,610 shares of common stock held directly. Mr. Socha possesses voting and dispositive power over the UTMA Shares.

(10)
Beneficial ownership consists of (a) 143,356 shares of common stock subject to options exercisable within 60 days after March 18, 2014, and (b) 5,000 shares of common stock, of which 4,900 shares are held by a trust over which Mr. Miller possesses voting and investment control and 100 shares held directly.

(11)
Beneficial ownership consists of (a) 175,615 shares of common stock subject to options exercisable within 60 days after March 18, 2014, and (b) 67,900 shares of common stock held by the Vincent C. Taormina REV Intervivos Trust UAD 5/14/84, over which Mr. Taormina possesses voting and investment control. Mr. Taormina disclaims beneficial ownership of the shares held by the Vincent C. Taormina REV Intervivos Trust UAD 5/14/84 except to the extent of his pecuniary interest therein.

(12)
Beneficial ownership consists of (a) 45,000 shares of common stock subject to options exercisable within 60 days after March 18, 2014, and (b) 3,000 shares of common stock held by the James E. O'Connor Revocable Trust, over which Mr. O'Connor possesses voting and investment control.

(13)
Beneficial ownership consists of 5,000 shares of common stock held by the Scully Family Trust, over which Mr. Scully possesses voting and investment control.

(14)
Beneficial ownership consists of (a) 10,215,232 shares of common stock subject to options exercisable within 60 days after March 18, 2014 or issuable upon conversion of outstanding convertible notes, and (b) 19,681,048 shares of common stock held directly by our named executive officers and directors or by trusts or a Uniform Transfers to Minors Act account over which a named executive officer or director possesses voting and investment control.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Board, acting pursuant to our amended and restated bylaws, has determined that the number of directors constituting the full Board shall be nine at the present time. The Board has, upon recommendation of our nominating and corporate governance committee, nominated Andrew J. Littlefair, Warren I. Mitchell, John S. Herrington, James C. Miller III, James E. O'Connor, Boone Pickens, Stephen A. Scully, Kenneth M. Socha and Vincent C. Taormina for election as members of the Board.

        Each of the nominees is currently a director of our Company and, except for Mr. Scully, was elected or re-elected by our stockholders at our 2013 annual meeting of stockholders. Mr. Scully, who was appointed as a director in January 2014, was identified and recommended by Messrs. Littlefair and Mitchell to the nominating and corporate governance committee, and such committee recommended Mr. Scully to the Board. Each newly elected director will serve a one-year term until the next annual meeting of stockholders or until his successor is duly qualified and elected. During the course of a term, the Board may appoint a new director to fill any vacant spot, including a vacancy caused by an increase to the size of the Board. In that event, the newly appointed director would complete the term of the director he or she replaced or, if appointed to fill a vacancy caused by an increase to the size of the Board, serve until the next annual meeting of stockholders. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the Board, or if no nominee is proposed by the Board, a vacancy will occur.

        We, as a matter of policy, encourage our directors to attend meetings of stockholders, and in 2013, all of our directors attended our annual meeting. There are no family relationships between any director nominees or executive officers of our Company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Nominees for Director

        You are being asked to vote on the nine director nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these nine nominees. All of our nominees for director are current members of our Board. The names of the director nominees, their ages as of January 31, 2014, and other information about them are shown below.

Name of Director Nominee	Age	Position
Andrew J. Littlefair	53	President, Chief Executive Officer and Director
Warren I. Mitchell	76	Chairman of the Board
John S. Herrington	74	Director
James C. Miller III	71	Director
James E. O'Connor	64	Director
Boone Pickens	85	Director
Stephen A. Scully	54	Director
Kenneth M. Socha	67	Director
Vincent C. Taormina	58	Director

        Andrew J. Littlefair, one of our founders, has served as our President, Chief Executive Officer and a director since June 2001. From 1996 to 2001, Mr. Littlefair served as President of Pickens Fuel Corp., and from 1987 to 1996, Mr. Littlefair served in various management positions at Mesa, Inc., an energy company. From 1983 to 1987, Mr. Littlefair served in the Reagan Administration as a Staff Assistant to the President. Mr. Littlefair served as Chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles, from March 1993 to March 2011. Mr. Littlefair served on the board of directors of Westport Innovations Inc., a Canadian company publicly traded on the NASDAQ Global Market, from 2007 to June 2010, and since 2009 has served on the board of directors of Hilltop Holdings Inc. (formerly PlainsCapital Corporation), a reporting company under the Exchange Act. Mr. Littlefair earned a B.A. from the University of Southern California.

        Warren I. Mitchell has served as our Chairman of the Board and a director since May 2005. For over 40 years until his retirement in 2000, Mr. Mitchell worked in various positions at Southern California Gas Company, including as President beginning in 1990 and Chairman beginning in 1996. Mr. Mitchell currently serves on the board of directors of The Energy Coalition, a non-profit organization devoted to education on energy management, and on the board of directors of a privately held technology company. Mr. Mitchell earned a B.S. and an M.B.A. from Pepperdine University.

        John S. Herrington has served as a director of our Company since November 2005. For over a decade, Mr. Herrington has been a self-employed businessman and attorney-at-law. From 1985 to 1989, Mr. Herrington served as the U.S. Secretary of Energy, and from 1983 to 1985, Mr. Herrington served as Assistant to the President for presidential personnel in the Reagan Administration. From 1981 to 1983, Mr. Herrington served as Deputy Assistant to the President and Assistant Secretary of the U.S. Navy. Mr. Herrington earned an A.B. from Stanford University and a J.D. and an LL.B. from the University of California, Hastings College of the Law.

        James C. Miller III has served as a director of our Company since May 2006. Mr. Miller served on the board of governors of the United States Postal Service from April 2003 to December 2011 and as its chairman from January 2005 to 2008, and has been nominated for another term on that board and currently awaits confirmation by the U.S. Senate. Mr. Miller has served on the board of directors of the Washington Mutual Investors Fund since October 1992 and served on the board of directors of the J.P. Morgan Value Opportunities Fund from December 2001 to February 2014. From 1981 to 1985, Mr. Miller was Chairman of the U.S. Federal Trade Commission in the Reagan Administration, and also served as Director of the U.S. Office of Management and Budget from 1985 to 1988. Mr. Miller served on the board of directors of FLYI, Inc., formerly Atlantic Coast Airlines, Inc., a Delaware company publicly traded on the NASDAQ Global Market, from 2004 to 2006. Mr. Miller earned a B.B.A. from the University of Georgia and a Ph.D. from the University of Virginia.

        James E. O'Connor has served as a director of the Company since September 2011. Mr. O'Connor has more than 30 years of experience in the waste industry. He was most recently a senior executive at Republic Services where he served as Chief Executive Officer from December 1998 to January 2011 and as Chairman of the Board from January 2003 to May 2011. From 1972 to 1978 and from 1982 to 1998, Mr. O'Connor served in various positions with Waste Management, Inc., including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management—North America from 1991 to 1992 and Vice President—Southeastern Region from 1987 to 1991. Mr. O'Connor is currently a member of the board of directors of the Canadian National Railway Company, a Canadian company publicly traded on the New York Stock Exchange. Mr. O'Connor earned a B.A. from DePaul University.

        Boone Pickens has served as a director of our Company since June 2001 and founded Pickens Fuel Corp. in 1996. Mr. Pickens has served as the Chairman and Chief Executive Officer of BP Capital, L.P. since he founded the company in 1996, and is also active in management of the BP Capital Equity Fund and BP Capital Commodity Fund, which are privately-held investment funds. Mr. Pickens also serves on the board of directors of EXCO Resources, Inc., a publicly traded energy company. Mr. Pickens was the founder of Mesa Petroleum Company, an oil and gas company, and served as Chief Executive Officer and a director of it and its successors from 1956 to 1996. Mr. Pickens earned a B.S. from Oklahoma State University.

        Stephen A. Scully has served as a director of our Company since January 2014. Mr. Scully was founder and President of the Scully Companies, a California based truck leasing and specialized contract carriage provider. He started the Scully Companies immediately after graduating from the University of Southern California in 1981 and subsequently sold it to Ryder System in January 2011. The Scully Companies was the largest independent asset based logistics provider in the western United States. Additionally, Mr. Scully was the Chairman of the Board of the National Truck Leasing System from 1999 to 2010, a board member of the Truck Rental and Leasing Association from 1990 to 1999, a board member of Ameriquest Transportation and Logistics Resources from 2007 to 2009 and is a past member of the California Trucking Association.

        Kenneth M. Socha has served as a director of our Company since January 2003. Since 1995, Mr. Socha has served as a Senior Managing Director, and now serves as Chairman of the Executive Committee, of Perseus, L.L.C. and its predecessors, a private equity fund management company. Previously, Mr. Socha practiced corporate and securities law as a partner in the New York office of Dewey Ballantine. Mr. Socha served on the board of directors of Westport Innovations Inc., a Canadian company publicly traded on the NASDAQ Global Market from 2006 to 2007. Mr. Socha earned an A.B. from the University of Notre Dame and a J.D. from Duke University Law School.

        Vincent C. Taormina has served as a director of our Company since April 2008. Mr. Taormina is the former Chief Executive Officer of Taormina Industries, Inc., one of California's largest solid waste and recycling companies. In 1997, Taormina Industries merged with Republic Services, a publicly-held waste handling company that operates throughout the United States. Mr. Taormina served as Regional Vice-President of Republic Services from 1997 to 2001, managing the overall operations of eleven western states. Since 2001, Mr. Taormina has served and continues to serve as a consultant to Republic Services and is a private investor. Mr. Taormina is a past President of the Orange County Solid Waste Management Association, past President Elect of the California Refuse Removal Council and a former board member of the Waste Recyclers Council for the National Solid Waste Management Board.

Required Vote and Board Recommendation

        Directors will be elected by a plurality of the votes cast on this proposal by shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting, meaning that the nominees who receive the highest number of votes will be elected. Abstentions and broker non-votes, if any, will have no impact on the election of directors.

OUR BOARD RECOMMENDS A VOTE "FOR" THE ELECTION
TO THE BOARD OF EACH OF THESE NOMINEES

 PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We are asking you to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. KPMG LLP has audited our financial statements annually since 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting to answer appropriate questions and make a statement should they choose to do so.

        Although our amended and restated bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, we are submitting the selection of KPMG LLP as our independent registered public accounting firm to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of KPMG LLP, the audit committee of our Board will reconsider whether to retain the firm. Even if our stockholders ratify the appointment, the audit committee may choose to appoint a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of our Company and our stockholders.

Independent Registered Public Accounting Firm Fees and Services

        The following table presents fees for the audit of our annual financial statements as of and for the fiscal years ended December 31, 2012 and December 31, 2013, and fees billed for other services rendered by KPMG LLP during those periods.

	2012($)	2013($)
Audit Fees(1)	1,095,000	1,249,500
Audit Related Fees(2)	—	—
Tax Fees(3)	365,000	338,000
All Other Fees(4)	—	—

Total	1,460,000	1,587,500

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in our quarterly reports, the audit of our internal control over financial reporting, audits of stand-alone financial statements of certain of our subsidiaries, professional services rendered in connection with our filing of various registration statements (i.e., Form S-8 and Form S-3 registration statements, including related comfort letters) and other professional services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as Audit Fees. During fiscal years 2012 and 2013 there were no such services rendered for us by KPMG LLP.

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)
All Other Fees consist of fees for products and services other than the services described above. During fiscal years 2012 and 2013 there were no such services rendered to us by KPMG LLP.

Pre-Approval Policies and Procedures

        As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the audit committee of the Board, which considers whether the provision of non-audit services is compatible with maintaining such firm's independence. All services provided by KPMG LLP during fiscal years 2012 and 2013 were pre-approved by the audit committee. The audit committee has considered the role of KPMG LLP in providing services to us for the fiscal year ended December 31, 2013, and has concluded that such services are compatible with its independence as our auditor.

Required Vote and Board Recommendation

        Ratification of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the votes cast on this proposal by shares present in person or represented by proxy at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have no impact on the outcome of the vote for this proposal.

OUR BOARD RECOMMENDS A VOTE "FOR" RATIFICATION
OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 PROPOSAL 3
APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK

        Our Restated Certificate currently authorizes the issuance of 149,000,000 shares of our common stock, par value $0.0001 per share. Our Board is proposing for stockholder approval an amendment to our Restated Certificate to increase the number of shares of our common stock that we are authorized to issue from 149,000,000 shares to 224,000,000 shares. Our Restated Certificate also authorizes the issuance of 1,000,000 shares of preferred stock, par value $0.0001 per share, which would remain unchanged by the proposed amendment.

Text of the Amendment

        We propose to effect the increase to our authorized shares of common stock by amending Article 4.A of our Restated Certificate to read in its entirety as follows:

  A.
  This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which this corporation is authorized to issue is 225,000,000 shares, 224,000,000 of which shall be Common Stock with a par value of $.0001 per share, and 1,000,000 of which shall be Preferred Stock with a par value of $.0001 per share.

        The only change to the language of Article 4.A is to increase the total number of shares of common stock that we may issue from 149,000,000 shares to 224,000,000 shares. Other than as described above, our Restated Certificate as currently in effect would remain unchanged by the proposed amendment. The form of the proposed amendment to our Restated Certificate that would be filed with the Secretary of State of the State of Delaware following the approval of our stockholders is attached as Appendix A to this Proxy Statement.

Current Capitalization

        As of March 18, 2014, our capitalization was as follows:

  •
  89,858,816 shares of our common stock were issued and outstanding;

  •
  35,189,979 shares of our common stock were issuable upon conversion of various outstanding convertible notes issued between July 2011 and September 2013, with an aggregate outstanding principal amount and accrued interest payable in shares of our common stock totaling approximately $545 million;

  •
  7,130,682 shares of our common stock were issuable upon the exercise of outstanding warrants to acquire our common stock;

  •
  14,065,098 shares of our common stock were subject to outstanding options and restricted stock units granted pursuant to our Amended and Restated 2006 Equity Incentive Plan (the "2006 Plan");

  •
  2,485,066 shares of our common stock were reserved for issuance pursuant to our 2013 Employee Stock Purchase Plan (the "ESPP"); and

  •
  No shares of our preferred stock were issued or outstanding. There are currently no plans, arrangements, commitments or understandings to issue any shares of our preferred stock.

        Based on the above capitalization information, only 270,359 shares of our currently authorized common stock remained unissued and unreserved and available for future issuance as of March 18, 2014.

Purpose of the Amendment

        On February 26, 2014, the Board exercised its business judgment in determining that it is advisable and in the best interests of the Company and its stockholders to increase our authorized shares of common stock by 75,000,000 shares, and unanimously approved, subject to stockholder approval, the proposed amendment to our Restated Certificate to effect such increase. In making that determination and approval, the Board considered, among other things: our historical share issuance rates (as described in this section below); anticipated future share requirements; guidelines and potential voting recommendations of third-party proxy advisory services, including Institutional Shareholder Services; recent practices at other public companies; and a recommendation from our management.

        The Board is recommending the proposed amendment to our stockholders primarily to provide us with the flexibility to issue shares of our common stock as needed for general corporate purposes, such as future financing and other business purposes. If this proposal is approved by our stockholders, the Board would generally be able to issue the additional authorized shares in its discretion from time to time without further action by or approval of our stockholders, subject to and as limited by any rules or listing requirements of The NASDAQ Stock Market or any other then applicable securities exchange or the requirements of all applicable law.

        The newly authorized shares would be issuable for any proper corporate purpose, including, without limitation, future acquisitions of or investments in businesses or other assets, establishment of collaboration or other strategic relationships, or capital-raising or financing transactions that in each case involve our common stock or securities convertible into our common stock. Since January 2011, we have issued common stock or securities convertible into common stock totaling 43,018,998 shares on a fully diluted basis in connection with such types of transactions, and our Board may desire to use our common stock in pursuit of additional such transactions in the future. In addition, the newly authorized shares could be issuable under current or future equity compensation plans that we may adopt in order to attract and retain our personnel through the grant of equity awards, or in connection with any stock splits or stock dividends that we may implement in the future. Since January 2011, we have reserved for issuance under our ESPP and issued equity awards under our other equity compensation plans for a total of 9,418,836 shares of our common stock, and the Board believes that the availability of additional shares for future compensatory equity awards is an important recruiting and retention tool.

        The Board believes this amendment to our Restated Certificate will provide us with needed flexibility to issue shares of our common stock in the future on a timely basis, which will allow us to take advantage of market conditions, the availability of favorable financing, and opportunities for acquisitions without the potential expense or delay incident to obtaining stockholder approval for each separate issuance. If this proposal is not approved by our stockholders, our Board would have significantly limited ability to issue equity at its discretion in the future, which could result in, among other things, difficulties retaining and recruiting executives and other employees consistent with our business plans or an inability to effect potential future strategic transactions or acquisitions efficiently and when desired or otherwise advantageous.

        Except with respect to the conversion of outstanding convertible securities and in connection with our 2006 Plan and ESPP and awards granted thereunder, we currently have no specific understandings or commitments, oral or written, that would require us to issue a material amount of new shares of our common stock.

Potential Adverse Effects of the Amendment

        Future issuances of our common stock or securities convertible into our common stock will likely have a dilutive effect on our earnings per share, book value per share and the voting power and percentage interest of our current stockholders. Because our stockholders do not have preemptive rights with respect to our common stock, they would not have preferential rights to purchase any additional shares we may issue in the future as a result of an increase to the authorized shares of our common stock. Consequently, any issuance of additional shares of our common stock, unless such issuance is pro-rata among existing stockholders, would increase the number of outstanding shares of our common stock and reduce the percentage ownership of existing stockholders. Depending on the terms of any such issuance, this dilution could be significant. At this time, it is impossible to predict the dilutive impact of any future share issuance, if any. Any potential dilution would depend on a number of factors, including the price of our common stock at the time of any future issuance and the number of shares of our common stock then outstanding.

        In addition, the availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to effect a change in control of our Company or remove current management, which our stockholders might otherwise deem favorable. For example, without further stockholder approval, the Board could strategically sell shares of our common stock in a private transaction to purchasers that would oppose a change in control attempt or favor current management. The anti-takeover effect of the proposed amendment would be in addition to other provisions in our Restated Certificate and our amended and restated bylaws that may also have an anti-takeover effect, such as certain advance notice procedures with regard to stockholder proposals and nominations of director candidates, the lack of cumulative voting rights held by our common stockholders, and our ability to issue up to 1,000,000 shares of preferred stock without stockholder approval. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the design or intent that it be used to prevent or discourage a change in control or management or an acquisition attempt. However, stockholders should be aware that nothing would prevent the Board from taking any such actions that it deems consistent with its fiduciary duties.

Rights of Additional Authorized Shares of Common Stock

        Any authorized shares of our common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock currently issued and outstanding.

Effectiveness of the Amendment

        If the proposed amendment is approved and adopted by our stockholders at the Annual Meeting, it will become effective upon the filing of a certificate of amendment to our Restated Certificate with the Secretary of State of the State of Delaware. Subject to the discretion of the Board, we expect to file the proposed amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

No Appraisal Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate.

Required Vote and Board Recommendation

        Approval of the proposed amendment to our Restated Certificate to increase the authorized shares of our common stock requires the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal.

OUR BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF
THE PROPOSED AMENDMENT TO OUR RESTATED CERTIFICATE
TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK

CORPORATE GOVERNANCE

Director Independence

        Our Board has determined that Messrs. Mitchell, Herrington, Miller, O'Connor, Scully, Socha and Taormina meet the independence requirements under NASDAQ Marketplace Rule 5605(a)(2).

Board Structure

        The Board has determined that our current structure of separating the roles of the Chairman of the Board and the Chief Executive Officer is in the best interests of the Company and our stockholders. Mr. Mitchell has served as Chairman of the Board since May 2005 and Mr. Littlefair has been the Chief Executive Officer of the Company since June 2001. As Chairman of the Board, Mr. Mitchell focuses on organizing Board activities to enable the Board to effectively provide guidance to and oversight (including risk oversight) and accountability of management. The Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed toward matters significant to the Company. Separating the roles of Chairman and Chief Executive Officer allows Mr. Littlefair, as Chief Executive Officer, to focus on carrying out the day to day direction and long term strategic goals of the Company.

        The functions of the Board are carried out by the full Board and, when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

Board Committees

        We have an audit committee, compensation committee, nominating and corporate governance committee, derivative committee and stock option committee. Our Board also creates committees from time to time to approve financing transactions or other significant corporate transactions. Our Board and audit committee generally meet at least quarterly and our other committees meet on an as-needed basis. Each of the Board committees has the composition and responsibilities described below. Current copies of the charters of the audit committee, the compensation committee and the nominating and corporate governance committee, which have been adopted by the Board, are posted on our website at http://investors.cleanenergyfuels.com/governance.cfm.

        Audit committee.    Our audit committee consists of four directors, John S. Herrington, James C. Miller III, Stephen A. Scully and Vincent C. Taormina, all of whom our Board determined to be independent under SEC Rule 10A-3(b)(1) and NASDAQ Marketplace Rule 5605(a)(2). The chair of the audit committee is Mr. Miller. Our Board has determined that Mr. Miller qualifies as an "audit committee financial expert" under the rules of NASDAQ and the SEC, and that each audit committee member has sufficient knowledge in reading and understanding the Company's financial statements to serve on the audit committee. The audit committee held five meetings during our 2013 fiscal year. The functions of the audit committee include:

  •
  selecting and overseeing the engagement of a firm to serve as an independent registered public accounting firm to audit our financial statements;

  •
  helping to ensure the independence of our independent registered public accounting firm;

  •
  discussing the scope and results of the audit with our independent registered public accounting firm;

  •
  developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

  •
  meeting with our independent registered public accounting firm and our management to consider the adequacy of our internal accounting controls and audit procedures; and

  •
  approving all audit and non-audit services to be performed by our independent registered public accounting firm.

        We believe that the composition of our audit committee meets the criteria for independence and financial expertise under, and the functioning of our audit committee complies with the applicable requirements of, the Sarbanes Oxley Act of 2002 and NASDAQ and SEC rules.

        Compensation committee.    Our compensation committee consists of four directors, John S. Herrington, Warren I. Mitchell, James E. O'Connor and Kenneth M. Socha, all of whom our Board determined to be independent under NASDAQ Marketplace Rule 5605(a)(2) and in light of the factors set forth in NASDAQ Marketplace Rule 5605(d)(2). The chair of the compensation committee is Mr. Mitchell. The compensation committee held five meetings during our 2013 fiscal year. The functions of the compensation committee include:

  •
  determining the compensation of our executive officers, including annual cash bonuses and related performance criteria;

  •
  administering our stock and equity incentive plans;

  •
  retaining and assessing the independence of any compensation consultants or advisors;

  •
  reviewing and, as it deems appropriate, recommending to our Board, policies, practices, and procedures relating to the compensation of our directors, officers, and other managerial employees and the establishment and administration of our employee benefit plans; and

  •
  advising and consulting with our officers regarding managerial personnel and development.

        We believe that the composition of our compensation committee meets the criteria for independence under, and the functioning of our compensation committee complies with the applicable requirements of, NASDAQ and SEC rules.

        Nominating and corporate governance committee.    Our nominating and corporate governance committee consists of four directors, John S. Herrington, James E. O'Connor, Kenneth M. Socha, and Vincent C. Taormina, all of whom our Board determined to be independent under NASDAQ Marketplace Rule 5605(a)(2). The chair of the nominating and corporate governance committee is Mr. Herrington. The nominating and corporate governance committee held three meetings in during our 2013 fiscal year. The functions of the nominating and corporate governance committee include:

  •
  establishing standards for service on our Board;

  •
  identifying, evaluating and recommending nominees to our Board and committees of our Board;

  •
  conducting searches for appropriate directors;

  •
  evaluating the performance of our Board and of individual directors;

  •
  considering and making recommendations to the Board regarding the size and composition of our Board and its committees;

  •
  reviewing developments in corporate governance practices; and

  •
  evaluating the adequacy of our corporate governance practices and reporting.

        We believe that the composition of our nominating and corporate governance committee meets the criteria for independence under, and the functioning of our nominating and corporate governance committee complies with the applicable requirements of, NASDAQ and SEC rules.

        Derivative committee.    Our derivative committee consists of three directors, Andrew J. Littlefair, James C. Miller III and Warren I. Mitchell. The chair of the derivative committee is Mr. Littlefair. The derivative committee did not meet during our 2013 fiscal year. The functions of the derivative committee include:

  •
  formulating our derivative strategy and directing our derivative activities;

  •
  engaging and meeting with advisors regarding our derivative activities and strategies; and

  •
  making recommendations to the Board regarding our derivative strategy and activity.

        Stock option committee.    Our stock option committee consists of two directors, Andrew J. Littlefair and Warren I. Mitchell. Subject to certain restrictions, this committee is authorized to grant stock options under our Amended and Restated 2006 Equity Incentive Plan ("2006 Plan") to new employees of the Company. The stock option committee did not meet during our 2013 fiscal year.

Meetings of the Board

        During our 2013 fiscal year, our Board held seven meetings and each director attended at least 85% of the total number of meetings of the Board and all applicable committees held during the period in 2013 when he served. Our independent directors typically hold at least two executive sessions without management present each year, and held two such executive sessions during our 2013 fiscal year.

The Board's Role in Risk Oversight

        The Board and each of the Board committees regularly discuss risks confronting our business in the context of their respective review and approval of corporate and financial risk management, corporate strategy, acquisitions, compensation, capital expenditures, derivative transactions, corporate governance and financing matters. When granting authority to management and approving business and marketing strategies, the Board considers, among other things, the risks and vulnerabilities we face. Additionally, the Board holds annual strategic planning sessions with senior management in which our directors review and analyze, among other items, political and legislative risk, environmental and regulatory risk, commodity based exposures, the competitive landscape and the risks associated with depending on third parties to assist in developing our industry, for example in the manufacture of engines for heavy duty trucks and other vehicles that operate on natural gas. Our Board also regularly reviews our cash management practices and budget variance. Members of management prepare regular reports for the Board that address the risks confronting our business, which are reviewed at Board meetings.

        As part of its oversight function, the Board monitors how management operates the Company, in part, through its committee structure as follows:

  •
  The audit committee considers risk issues associated with our overall financial reporting and disclosure process and accounting policies, and periodically meets with and receives reports from management to discuss these risks.

  •
  The compensation committee is responsible for oversight of risk associated with our compensation practices and policies.

  •
  The nominating and corporate governance committee is responsible for oversight of Board processes and corporate governance-related risks.

  •
  The derivative committee oversees the Company's derivative activities in an effort to minimize financial risk associated with fixed price sales contracts and commodity hedging activity.

Code of Ethics

        We have adopted a written code of ethics, applicable to our directors, officers and employees in accordance with the rules of NASDAQ and the SEC, that sets forth standards for how we work together within the Company, how we protect the value of the Company, and how we work with customers, suppliers, and others. Uncompromising integrity and professionalism are the cornerstones of our business. Our code of ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct amongst customers and colleagues;

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in our other public communications;

  •
  compliance with applicable laws, rules and regulations, including insider trading compliance;

  •
  protection of the Company's assets and reputation;

  •
  actions in the best interest of the Company and the avoidance of conflicts of interest; and

  •
  accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

        The audit committee of our Board reviews our code of ethics periodically and may propose or adopt additions or amendments that it determines are required or appropriate. Our code of ethics is posted on our website at http://investors.cleanenergyfuels.com/governance.cfm.

Corporate Governance Guidelines

        We have adopted written corporate governance guidelines that set forth standards for director qualifications and responsibilities, Board committees, Chief Executive Officer evaluation and management succession, Board self-evaluations, Board oversight of the Company's strategic planning, and director and officer stock ownership, among other things. The nominating and corporate governance committee reviews our corporate governance guidelines periodically, and may propose or adopt additions or amendments that it determines are required or appropriate. Our corporate governance guidelines are posted on our website at http://investors.cleanenergyfuels.com/governance.cfm.

Equity Ownership by the Board

        Pursuant to stock ownership guidelines recommended by our nominating and corporate governance committee and as approved by the Board, the Chairman of the Board is required to own 10,000 shares of our common stock and each other independent director is expected to own at least 5,000 shares of our common stock during their term of service as a director. Current and future directors must attain such level of ownership by the last to occur of (i) December 13, 2017 and (ii) five years after the date of initial election or appointment to the Board. Stock options and other rights to acquire Company common stock are not counted toward satisfaction of the stock ownership requirements.

        We have also established stock ownership guidelines applicable to our executive officers, which are described under "Compensation Disclosure and Analysis—Executive Stock Ownership Guidelines."

Hedging and Pledging of Company Securities

        Our policies do not permit any of our executive officers or directors to "hedge" ownership of our securities by engaging in short sales or trading in put options, call options or other derivatives involving our securities. Further, our policies do not permit an executive officer or director to hold our securities in a margin account or pledge our securities as collateral for a loan, unless the executive officer or director demonstrates financial capacity to substitute other assets for Company securities in the event the person fails to meet a margin call or defaults on a loan.

Compensation Committee Interlocks and Insider Participation

        Our compensation committee consists of Messrs. Herrington, Mitchell, O'Connor and Socha. No member of our compensation committee is a present or former executive officer or employee of the Company or any of its subsidiaries or has any relationship requiring disclosure below under "Certain Relationships and Related Party Transactions" pursuant to SEC rules. During our 2013 fiscal year, no executive officer of our Company (1) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on our Company's compensation committee, (2) served as a director of another entity, one of whose executive officers served on our Company's compensation committee, or (3) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of our Company.

Stockholder Communications with the Board

        We have adopted a formal process by which stockholders and interested parties may communicate with our Board, which is posted on our website at http://investors.cleanenergyfuels.com/contactboard.cfm. Communications to the Board must either be in writing and sent care of the Corporate Secretary by mail to our offices at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, or delivered via e-mail to mpratt@cleanenergyfuels.com. This centralized process will assist the Board in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. All communications (i) must be accompanied by a statement of the type and amount of the securities of our Company that the person holds, (ii) must identify any special interest, meaning an interest not in the capacity of a stockholder of our Company, of the person submitting the communication, and (iii) must include the address, telephone number and e-mail address, if any, of the person submitting the communication. The Board has instructed the Corporate Secretary to forward such correspondence; however, before forwarding any correspondence, the Board has also instructed the Corporate Secretary to review such correspondence and to not forward certain items if they are deemed to be, in the Corporate Secretary's discretion, of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for Board consideration.

Stockholder Recommendations for Membership on our Board

        Our nominating and corporate governance committee is responsible for evaluating properly submitted stockholder recommendations of candidates for membership on the Board in accordance with our corporate governance guidelines and as described below under "Identifying and Evaluating Director Nominees." In evaluating such recommendations, the nominating and corporate governance committee will consider, among other things, the membership criteria set forth below under "Director Qualifications." Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should include the nominee's name and qualifications for membership on the Board and should be addressed to: Mitchell Pratt, Corporate Secretary, Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, CA 92660.

        In any recommendation of a director candidate, the recommending stockholder must include a statement in writing setting forth the following:

            (i)  as to each person whom the stockholder proposes to nominate for election or re-election as a director:

    •
    the name, age, business address and residence address of the person or persons to be nominated;

    •
    the principal occupation or employment of such person or persons;

    •
    the class and number of all shares of each class of our capital stock owned beneficially and of record by the nominee;

    •
    a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

    •
    any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected);

           (ii)  as to the stockholder sending the recommendation, the name and record address of the stockholder, the class and number of shares of the Company's stock which are beneficially owned by the stockholder, any material interest of the stockholder in the nomination and any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act;

          (iii)  as to the stockholder giving the notice and any Stockholder Associated Person (defined below), to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any such person has entered into any Relevant Hedge Transaction (defined below); and

          (iv)  as to the stockholder giving the notice and any Stockholder Associated Person or any member of such stockholder's immediate family sharing the same household, (1) whether and the extent to which any Derivative Instrument (defined below) is directly or indirectly beneficially owned, (2) any rights to dividends on our shares owned beneficially by any such person that are separated or separable from the underlying shares, (3) any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (4) any performance-related fees (other than an asset-based fee) to which any such person is entitled based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).

    •
    A "Stockholder Associated Person" of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person;

    •
    A "Relevant Hedge Transaction" is any hedging or other transaction or series of transactions, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock), the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, a stockholder with respect to any share of our stock; and

    •
    "Derivative Instrument" means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares.

        We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

Director Qualifications

        Under our corporate governance guidelines, our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment includes an analysis of each member's qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board.

        All of our directors bring to our Board a wealth of executive leadership experience derived from their service as executives, senior government officials and board members of other organizations. Certain individual qualifications and skills of our directors that contribute to the Board's effectiveness as a whole are as follows:

        Andrew J. Littlefair.    Mr. Littlefair's experience as co-founder and Chief Executive Officer of our Company gives him unique insight into our Company's operations, challenges and opportunities.

        Warren I. Mitchell.    Mr.Mitchell has extensive knowledge of the natural gas industry obtained during his long and distinguished career at the Southern California Gas Company, including his service as its President and Chairman. Mr. Mitchell also provides leadership to our Board, and remains actively involved in the energy industry through his role as Chairman of The Energy Coalition.

        John S. Herrington.    Mr. Herrington has a profound understanding of energy markets and policy gained during his service as the U.S. Secretary of Energy. He also brings to our Board the perspective of an entrepreneur, the legal insight of an attorney and the discipline of a U.S marine officer.

        James C. Miller III.    Mr. Miller has significant financial expertise and extensive knowledge of regulatory affairs gained during his service on the board of governors of the United States Postal Service, Chairman of the U.S. Federal Trade Commission and Director of the U.S. Office of Management and Budget. Mr. Miller brings to our Board financial acumen and experience dealing with large and financially complex organizations.

        James E. O'Connor.    Mr. O'Connor brings to our Board substantial executive leadership experience, including his service as Chairman and Chief Executive Officer of a public company, along with extensive knowledge of, and key business contacts in, the refuse industry.

        Boone Pickens.    Mr. Pickens brings to our Board his experience as an energy industry entrepreneur, legendary deal-maker and unparalleled advocate on U.S. energy policy.

        Stephen A. Scully.    Mr. Scully brings to our Board the insight of a successful entrepreneur and operator, as well as an extensive knowledge of the trucking industry gained through building the Scully Companies, a truck leasing and specialized contract carriage provider, into the largest independent asset based logistics provider in the western United States.

        Kenneth M. Socha.    Mr. Socha brings to our Board legal insight gained during his distinguished legal career and the perspective and financial acumen of a highly successful private equity investor gained during his tenure as a Senior Managing Director of Perseus, L.L.C.

        Vincent C. Taormina.    Mr. Taormina brings to our Board the perspective of a highly successful entrepreneur and industry leader in the refuse and recycling industry, one of our key market segments.

Identifying and Evaluating Director Nominees

        Our nominating and corporate governance committee utilizes a variety of methods to identify and evaluate nominees for directors. Our nominating and corporate governance committee has the duty of identifying individuals qualified to become members of the Board and recommending those candidates to our Board for election or appointment. Candidates may come to the attention of the nominating and corporate governance committee through current members of our Board, professional search firms, stockholders or other persons. These candidates may be evaluated and considered by our nominating and corporate governance committee at any point during the year.

        As described above, our nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board. Following verification of the stockholder status of persons recommending candidates, recommendations will be aggregated and considered by our nominating and corporate governance committee. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials will be forwarded to our nominating and corporate governance committee. Stockholder recommendations that comply with our procedures will receive the same consideration by our nominating and corporate governance committee as other nominees receive.

Director Diversity

        Although the Company does not have a formal diversity policy, the nominating and corporate governance committee seeks to assemble a board of directors that brings to our Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, community involvement and natural gas and energy industry experience. The nominating and corporate governance committee monitors its assessment of diversity as part of its annual self-evaluation process.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock (see "Security Ownership of Certain Beneficial Owners and Management" above for identification of the persons who are beneficial owners of more than 10% of our common stock) to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during our 2013 fiscal year.

 INFORMATION ABOUT OUR EXECUTIVE OFFICERS

        The names of our current executive officers, their ages as of January 31, 2014, and their positions are shown below. Biographical summaries of each of our executive officers who are not also members of our Board are also described below.

Name	Age	Position Held
Andrew J. Littlefair	53	President, Chief Executive Officer and Director
Richard R. Wheeler	49	Chief Financial Officer
James N. Harger	55	Chief Marketing Officer
Mitchell W. Pratt	54	Chief Operating Officer and Corporate Secretary
Barclay F. Corbus	47	Senior Vice President, Strategic Development

        Richard R. Wheeler has served as our Chief Financial Officer since February 2003. From November 2001 to January 2003, Mr. Wheeler served as Chief Financial Officer of Blue Energy & Technologies LLC, a privately held natural gas vehicle fuels company that we acquired in December 2002. From May 2000 to October 2001, Mr. Wheeler served as Executive Vice President and Chief Financial Officer of Encoda Systems, Inc., a privately held software company. Mr. Wheeler earned a B.S. and an M.B.A. from the University of Colorado, Boulder and is a certified public accountant.

        James N. Harger was appointed Chief Marketing Officer in May 2009, served as our Senior Vice President, Marketing and Sales, from June 2003 to May 2009, and served as our Vice President, Marketing from June 2001 to June 2003. From 1997 to 2001, Mr. Harger served as Vice President, Marketing and Sales of Pickens Fuel Corp. From 1983 to 1997, Mr. Harger served in management positions at Southern California Gas Company, where he assisted in the launch of the natural gas vehicle program in 1992. Mr. Harger earned a B.S. from the University of California, Los Angeles, and an M.B.A. from Pepperdine University.

        Mitchell W. Pratt was appointed Chief Operating Officer in December 2010 and has served as our Corporate Secretary since December 2002. Prior to being appointed as Chief Operating Officer, Mr. Pratt served as our Senior Vice President, Engineering, Operations and Public Affairs, from January 2006 to December 2010. From August 2001 to December 2005, Mr. Pratt served as our Vice President, Business Development & Public Affairs. From 1983 to July 2001, Mr. Pratt held various positions in sales and marketing, operations and public affairs at Southern California Gas Company. Mr. Pratt earned a B.S. from the California State University at Northridge and an M.B.A. from the University of California, Irvine.

        Barclay F. Corbus has served as our Senior Vice President, Strategic Development, since September 2007. From July 2003 to September 2007, Mr. Corbus served as Co-Chief Executive Officer and a director of WR Hambrecht + Co, which managed our initial public offering. Mr. Corbus joined WR Hambrecht + Co in 1999 and, from October 2000 to July 2003, Mr. Corbus served as Head of Investment Banking of WR Hambrecht + Co. From 1989 to 1999, Mr. Corbus worked with Donaldson, Lufkin & Jenrette. Mr. Corbus serves as a director of Overstock.com, a publicly traded company. Mr. Corbus earned an A.B. from Dartmouth College and an M.B.A. from Columbia Business School.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This compensation discussion and analysis describes the material elements of the compensation awarded to, earned by, or paid to each person who served as our principal executive officer or principal financial officer during our 2013 fiscal year (Andrew J. Littlefair and Richard R. Wheeler, respectively), and the three most highly compensated executive officers who were serving as executive officers at the end of our 2013 fiscal year and who did not serve as our principal executive officer or principal financial officer (James N. Harger, Mitchell W. Pratt and Barclay F. Corbus, and together with Messrs. Littlefair and Wheeler, the "named executive officers"). This section also discusses our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the named executive officers, and the policies and practices to administer such programs.

  Strategic Plan and "America's Natural Gas Highway"

        The Board has charged our senior management with executing a strategic plan (the "Strategic Plan") that calls for the Company to capture a significant share of the heavy-duty natural gas truck market in the U.S. The cornerstone of this market initiative is "America's Natural Gas Highway," a nationwide network of natural gas truck fueling stations we are building on the interstate highway system and near distribution centers, intermodal transportation facilities and manufacturing locations (we also refer to America's Natural Gas Highway as "ANGH"). The Strategic Plan sets the goal of enabling natural gas fueled freight trucking coast to coast and border to border along key transportation corridors. In addition, the Strategic Plan sets ambitious objectives for expanding our business in our core markets, which consist of the refuse, airport/taxi/shuttle, and transit markets.

        The magnitude of the undertaking contemplated by the Strategic Plan is unprecedented for our Company. We are spending several hundred million dollars and using other key resources with the aim of expanding the young and developing natural gas vehicle fuels market. Our senior management needs to make critical contributions for the Strategic Plan to be successful. Among other things, management must: engage in missionary level activity with engine manufacturers, industry participants, and other constituents to cause the widespread adoption of natural gas as a fuel for heavy-duty trucks and other vehicles used in our core markets; ensure that we have sufficient capital and resources to support America's Natural Gas Highway and the planned growth of our core markets; identify and obtain adequate rights to use suitable locations for ANGH stations; strategically develop services, systems and processes to support customer service and the effective operation of our Company; and acquire and transport sufficient volumes of natural gas to meet the needs of customers.

Compensation Program Objectives and Philosophy

        Our compensation committee oversees the design and administration of our executive compensation program. The primary objectives of our executive officer compensation program are to (i) attract, retain and motivate talented and dedicated executive officers, (ii) reward individual performance and achievement of key corporate objectives, (iii) reinforce business strategies and objectives that enhance stockholder value, (iv) align the interests of our executives with those of our stockholders, and (v) provide compensation that is fair in relation to an executive's experience, responsibilities, performance and tenure with our Company, as well as in relation to the compensation provided to our other executives. In order to achieve these objectives, we maintain an executive compensation program comprised of the following elements: base salary, cash bonuses, equity incentives, post-termination severance, and acceleration of equity award vesting upon termination and/or change in control. The compensation committee did not engage a compensation consultant in 2013, nor did it rely on tally sheets, internal pay equity studies, accumulated wealth analyses, benchmarking or similar tools that may be common in many mature companies' executive compensation processes. Rather, our compensation committee developed our executive compensation program by drawing on its experience and its judgment in establishing programs it believes are appropriately rewarding and responsible for a growth company in a young and developing industry. The compensation committee has no formal policy, but does retain the discretion, to adjust or recover awards or payments made to our named executive officers if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the initial award or payment.

Review of Stockholder Say-on-Pay Votes

        Consistent with the preference of our stockholders, which was expressed at the Company's annual meeting held in May 2011, our stockholders have the opportunity to cast an advisory vote on executive compensation once every two years, and the next such vote is expected to occur at our annual meeting of stockholders to be held in 2015. At the Company's annual meeting held in 2013, our executive compensation received a 98.0% favorable advisory vote. The compensation committee believed this vote affirmed stockholders' support of our approach to executive compensation, and therefore the compensation committee did not change our compensation policies or decisions in 2013. The compensation committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for our named executive officers and in respect of our compensation program generally.

Elements of Compensation

        Our named executive officers' compensation consists of the following components: base salary, cash bonuses, equity awards, and change in control and severance benefits. In addition, we provide our named executive officers with a variety of benefits that are generally available to all salaried employees.

        We view the various components of compensation as distinct, and we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based on the performance of the employee (including any extraordinary performance), the Company's performance, the level of responsibility and commitment associated with the position, the need to retain our executives, our desire to appropriately incentivize our executives to successfully execute our Strategic Plan and achieve our other business, financial and operational goals, and the compensation committee's business judgment and experience. In addition, our compensation decisions generally reflect our belief that employees with comparable experience and levels of responsibility and performance deserve comparable compensation, and that more experienced employees with a greater degree of responsibility and performance deserve greater compensation on a relative basis. The compensation committee strives to provide appropriate short-term and long-term compensation; however, the committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

        Our annual process for determining overall compensation for named executive officers other than Mr. Littlefair has historically started with recommendations made by Mr. Littlefair to our compensation committee. In making his recommendation, Mr. Littlefair considers a number of factors, including the role each individual plays in executing our Strategic Plan and other goals, the seniority of the individual, the functional role of the position, the level of the individual's responsibility, the individual's performance and contribution to our overall business objectives, the Company's performance, the individual's long-term commitment to our Company, and the available pool of individuals with similar skills. After reviewing Mr. Littlefair's recommendations, our compensation committee makes the final determination of compensation for each of our named executive officers. Mr. Littlefair also submits recommendations to the compensation committee regarding his own proposed compensation levels, which are taken under advisement by the committee; however, Mr. Littlefair does not participate in the compensation committee's deliberations regarding his own compensation.

  Assessment of Executive Officer Performance

        The compensation committee believes our executive officers are highly qualified, talented and dedicated to the Company, and that it would be difficult to replace any of our named executive officers. The following is a summary of the performance of each executive officer in 2012 and 2013.

Andrew J. Littlefair—President and Chief Executive Officer

        Mr. Littlefair's leadership of the Company led to positive overall results, with substantial increases in total revenue and gasoline gallon equivalents ("GGEs") of compressed natural gas ("CNG"), liquefied natural gas ("LNG") and renewable natural gas ("RNG") delivered. He played a pivotal role in developing our vision to create a heavy-duty truck market for natural gas fuel in the United States by building America's Natural Gas Highway and he oversaw our execution to date of that initiative. Mr. Littlefair guided our entry into key strategic relationships with best-in-class organizations, including Pilot Flying-J, General Electric ("GE"), Waste Management, Republic Services, Mansfield Energy, UPS, AT&T, BNSF, FedEx, Hertz, Ferus, Westport Innovations ("Westport"), Russian Machines and Covanta Energy, among others. He effectively led our efforts to obtain capital to fund the growth of our business and oversaw the sale of our vehicle conversion subsidiary, BAF Technologies, Inc. ("BAF"), to Westport and the sale of our interest in our Peruvian joint venture, Clean Energy del Peru. Under his leadership, we contributed to the achievement of several public policy successes, including reinstatement of the federal fuel tax credit for 2012 and 2013 and the passage of key legislation in California. Mr. Littlefair oversaw development of our plans to sell RNG we produce and RNG we purchase from third parties as a vehicle fuel, which is branded under the name "Redeem." In addition, Mr. Littlefair served as our principal spokesperson and effectively conveyed the Company's message to customers, the finance and investor community, and the media.

Richard R. Wheeler—Chief Financial Officer

        Mr. Wheeler effectively oversaw our financial operations, including financial and capital plans and policies, accounting practices and procedures, and financial and tax reporting functions. He acted as the primary contact for our audit committee and our independent registered public accounting firm and managed all aspects of the preparation, review and audit of our financial statements, as well as the preparation of the reports and other documents we file with the SEC. Mr. Wheeler worked with Mr. Littlefair to effectively convey the Company's message to the finance and investor community, and provided key direction to the Company with respect to pursuing strategic investments and raising capital. In particular, Mr. Wheeler played an important role in connection with our raise of $250 million through the sale of convertible notes in September 2013. Along with Messrs. Littlefair, Pratt and Corbus, Mr. Wheeler successfully negotiated the sale of BAF to Westport, as well as the sale of our interest in Clean Energy del Peru.

James N. Harger—Chief Marketing Officer

        Mr. Harger effectively led our marketing team in its efforts to expand our presence in new and existing markets. In particular, he worked diligently to promote the transition of shippers, manufacturers and other truck fleet operators to the use of natural gas, and to obtain commitments from those organizations to fuel at our stations. Mr. Harger made critical contributions to the development of our relationships with Pilot Flying-J, UPS, Lowes, General Mills, Miller Coors, Owens Corning and Proctor & Gamble. He played a key role in selecting the best sites for ANGH stations, and he was instrumental in increasing our volume of GGEs delivered.

Mitchell W. Pratt—Chief Operating Officer and Corporate Secretary

        Mr. Pratt effectively directed and managed the Company's operations, engineering, construction, IT and public affairs teams. He oversaw key corporate subsidiaries, including BAF, Clean Energy del Peru, IMW Industries, Ltd. ("IMW") and Wyoming Northstar Incorporated and its affiliated companies, actively guiding their growth and alignment with overall corporate objectives. In particular, Mr. Pratt continued to manage the operational integration of IMW, made critical contributions to the planning, engineering and construction of America's Natural Gas Highway, and securing our GE strategic partnership. Together with Messrs. Littlefair, Wheeler and Corbus, he successfully negotiated the sale of BAF to Westport and the sale of our interest in Clean Energy del Peru.

Barclay F. Corbus—Senior Vice President, Strategic Development

        Mr. Corbus effectively oversaw the development of key growth opportunities, acquisitions and financing strategies for the Company. In particular, Mr. Corbus played an important role in our raise of $250 million through the sale of convertible notes in September 2013. He assisted Mr. Littlefair in the development of our plans to build America's Natural Gas Highway and made key contributions toward securing our strategic relationships with Pilot Flying-J, GE, Ferus and Mansfield Energy. Together with Messrs. Littlefair, Wheeler and Pratt, he successfully negotiated the sale of BAF to Westport and the sale of our interest in Clean Energy del Peru.

  Base Salary

        We provide base salaries to:

  •
  recognize the experience, skills, knowledge and responsibilities of our named executive officers;

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  reward individual performance and contribution to our overall business goals;

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  retain our executives; and

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  incentivize strong performance in future periods.

        From time-to-time the compensation committee reviews general industry benchmarks for informational purposes only. The compensation committee uses its judgment and discretion in determining the amount of each named executive officer's base salary and reviews base salaries annually. Proposed base salaries are prepared by Mr. Littlefair and recommended to the compensation committee for its consideration.

        In setting 2013 base salaries for our named executive officers, the compensation committee focused on Mr. Littlefair's recommendations, the Company's overall performance and each executive's performance, the executive's experience, responsibilities, work demands and tenure with our Company and the retention risk related to each executive. The compensation committee also gave weight to the key role each senior executive plays in executing our Strategic Plan, the demands the Strategic Plan places on each named executive officer, and the merit of using base salary as a tool to incentivize the executive to successfully execute our Strategic Plan and achieve our financial and operational goals.

        Based on the foregoing factors, the compensation committee increased 2013 base salaries for our named executive officers from 2012 levels, as follows:

Named Executive Officer	2012 Base Salary($)	2013 Base Salary($)
Andrew J. Littlefair	720,000	756,000
Richard R. Wheeler	425,000	446,250
James N. Harger	485,000	509,250
Mitchell W. Pratt	445,000	467,250
Barclay F. Corbus	410,000	430,500

  Annual Cash Bonus

        We believe a cash -based incentive compensation program is important to focus our management on, and reward our executives for, achieving key Company objectives. Each year our compensation committee approves a cash bonus plan and pays bonuses after determining whether performance criteria set forth in the bonus plan were satisfied. The performance criteria for cash bonus awards for our 2013 fiscal year were designed to incentivize management to make decisions that align our corporate goals with our stockholders' interests and mitigate the risk of executives approving high volume deals with low profit margins. For 2013, the total potential cash bonus award was based on the following: 25% was based on the volume of GGEs of natural gas delivered by us, 25% was based on our target Adjusted EBITDA, a non-GAAP financial measure defined below, 25% was based on our gross profit margin, and 25% was based on achievement of our strategic initiatives (as determined in the compensation committee's sole discretion). Under our annual cash bonus performance plan, if we exceed a performance target, the executive officers receive a pro-rata portion of the incremental annual cash bonus amount, up to the next target limit. The financial performance criteria are prepared by our Chief Financial Officer based on our annual budget and the strategic initiatives are developed by our Chief Executive Officer. The financial performance criteria and strategic initiatives are then presented to our compensation committee for review, comment, adjustment and ultimate approval.

        Under our performance based annual cash bonus plan:

  •
  Mr. Littlefair receives 70%, 100% or 150% of his base salary for our achievement of the base, middle and maximum performance targets, respectively;

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  Mr. Harger receives 75%, 100% or 125% of his base salary for our achievement of the base, middle and maximum performance targets, respectively; and

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  Each of Messrs. Wheeler, Pratt and Corbus receives 50%, 70% or 100% of his respective base salary for our achievement of the base, middle and maximum performance targets, respectively.

These performance percentages are as specified in each named executive officer's employment agreement. Our compensation committee believes it is appropriate to reward our Chief Executive Officer with a higher percentage of his base salary for achievement of the performance targets due to the fact that his position is deemed by our compensation committee to be the most important and demanding position within the Company. In addition, in 2013, the compensation committee increased the amount of base salary Mr. Harger is eligible to receive for achievement of the base, middle and maximum performance targets to acknowledge his tenure with our Company and to reflect the demands the Strategic Plan places on him.

        For 2013, Adjusted EBITDA was defined as net income (loss) attributable to the Company, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus the foreign currency losses or gains on certain promissory notes issued as part of the IMW acquisition, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on our Series I warrants, minus the 2012

VETC Payment (as defined below), plus the change in our liability relating to the lease for our former corporate headquarters in Seal Beach, California, which we vacated in July 2014 (the "Lease Liability"), and plus the write-down associated with the decrease in value of the $3 million of Westport shares that we received as part of the consideration for BAF, but was retained by Westport for one year as security for indemnification obligations (the "Westport Write-Down"). As used in our Adjusted EBITDA calculation, "2012 VETC Payment" means the $20.8 million the Company received for natural gas fuel it sold in 2012 which, because the federal volumetric excise tax credit legislation became effective in January 2013, the Company was required to recognize in the first quarter of 2013. The following table shows Adjusted EBITDA for 2013 and also reconciles this non-GAAP financial measure to the GAAP measure net income (loss) attributable to the Company:

(in 000s)	Year Ended Dec. 31, 2013
Net Income (Loss) Attributable to the Company	$(66,968)
Income Tax (Benefit) Expense	3,715
Interest Expense, Net	29,287
Depreciation and Amortization	42,318
Foreign Currency (Gain) Loss on IMW Purchase Notes	526
Stock Based Compensation, Net of Tax Benefits	23,008
Mark-to-Market (Gain) Loss on Series I Warrants	(938)
2012 VETC Payment	(20,800)
Lease Liability	1,314
Westport Write-Down	1,383

Adjusted EBITDA	$12,845

        The specific performance criteria relating to the cash bonus plan approved by our compensation committee for 2013 are set forth in the following table:

Performance Criteria	Weighting	Base Target	Middle Target	Maximum Target
		(thousands)	(thousands)	(thousands)
Volume (in GGEs)	25%	225,800	235,800	245,800
Adjusted EBITDA	25%	$37,900	$45,900	$53,900
Gross Profit Margin	25%	$145,700	$155,700	$165,700
Achievement of Strategic Initiatives	25%	—	—	—

        For 2013, our strategic initiatives included continuing to build ANGH; completing 55 non-ANGH fueling stations; exploring strategic partnerships with back lot fuel providers, including Mansfield Energy; pursuing rail market fuel deals; securing additional sources of LNG; making significant progress toward building two LNG plants; exiting 2013 with sufficient capital to fund our needs for 2014 and obtaining third-party capital for our subsidiary, Clean Energy Renewable Fuels, LLC ("CERF").

        The compensation committee met in January 2014 to review our 2013 performance versus the performance criteria and strategic initiatives described above and to determine what payouts, if any, would be made under the 2013 cash bonus plan. In 2013, we delivered 214.4 million GGEs and recorded $12.8 million in Adjusted EBITDA and $106.9 million in gross profit margin (after subtracting the 2012 VETC Payment), all of which amounts were below the applicable base targets. In assessing our performance relative to the volume, Adjusted EBITDA and gross profit margin targets, the committee considered the 14-month delay in commercial availability of the Cummins Westport ISX 12G 400 HP natural gas engine. The engine delay was out of our control and directly affected the volume of GGEs delivered, which in turn affected our Adjusted EBITDA and gross profit margin. Based on these considerations, the compensation committee decided to pay 60% of each of the volume, the Adjusted EBITDA and the gross profit margin base target amounts. Additionally, the compensation committee determined that 100% of the 2013 strategic initiatives were achieved.

        Consequently, the amounts payable under our 2013 cash bonus plan were based on achievement of 60% of the base volume target, 60% of the base gross profit margin target, 60% of the base Adjusted EBITDA target, and 100% of the strategic initiatives. As further detailed in the table below, the compensation committee determined to award (i) Mr. Littlefair a bonus equal to 69.0% of his base salary, (ii) Mr. Harger a bonus equal to 65.0% of his base salary and (iii) each of Messrs. Wheeler, Pratt and Corbus a bonus equal to 47.5% of their respective base salaries.

2013 Cash Bonus Plan Payout

Name	Percent of Base Salary Paid for Achievement of Volume Target	Percent of Base Salary Paid for Achievement of Adjusted EBITDA Target	Percent of Base Salary Paid for Achievement of Gross Profit Margin Target	Percent of Base Salary Paid for Achievement of Strategic Initiatives	Aggregate Percent of Base Salary Paid	Total Payout
Andrew J. Littlefair	10.5%	10.5%	10.5%	37.5%	69.0%	$521,640
Richard R. Wheeler	7.5%	7.5%	7.5%	25.0%	47.5%	$211,850
James N. Harger	11.3%	11.3%	11.3%	31.3%	65.0%	$331,013
Mitchell W. Pratt	7.5%	7.5%	7.5%	25.0%	47.5%	$221,944
Barclay F. Corbus	7.5%	7.5%	7.5%	25.0%	47.5%	$204,369

  Special Cash Bonuses

        Our compensation committee may, in its discretion, award additional special cash bonuses to reward extraordinary efforts by our named executive officers not otherwise covered by the strategic initiatives metric in our annual cash bonus plan. In January 2014, our compensation committee awarded special cash bonuses of $150,000 to Mr. Littlefair and $100,000 to each of Messrs. Wheeler, Pratt and Corbus for the contributions they made to our realization of key strategic achievements not covered by our 2013 cash bonus plan, including our sale of BAF to Westport, our sale of our interest in Clean Energy del Peru, our strategic partnership with Mansfield Energy, and our $250 million convertible notes financing that closed in September 2013.

  Equity Compensation

        We believe that long-term performance is achieved through an ownership culture that encourages performance by our named executive officers through the use of stock and stock based awards. Our stock incentive plans have been established to provide certain of our employees, including our named executive officers, with incentives to align those employees' interests with the interests of our stockholders. Our compensation committee believes the use of stock and stock based awards offers the best approach to achieving this goal. Our stock compensation plans have provided the principal method for our named executive officers to acquire equity or equity linked interests in our Company. The compensation committee develops its equity award determinations based on its judgments as to whether the equity awards provided to our named executive officers are sufficient to further our ownership culture, appropriately align the interests of our named executive officers with those of our stockholders and retain, motivate and adequately reward our executives.

        We sponsor the 2002 Stock Option Plan ("2002 Plan") and the 2006 Plan. Upon the closing of our initial public offering, the 2006 Plan became effective and the 2002 Plan became unavailable for new awards. The 2002 Plan and the 2006 Plan are administered by our Board or our compensation committee. In the case of awards intended to qualify as "performance based compensation" excludable from the deduction limitation under Section 162(m) of the Internal Revenue Code (the "Code"), the administrator of the 2006 Plan will consist of two or more "outside directors" within the meaning of Section 162(m). For more information about the 2002 Plan and the 2006 Plan, please read the disclosure under "Compensation of Directors and Executive Officers—Stock Incentive Plans" below.

        To meet the objectives of our compensation program, we have historically awarded equity incentives to our named executive officers on an annual basis; however, our compensation committee does not maintain any formal policies with respect to the timing of equity incentive awards. Stock option awards are priced based on the closing price of our common stock on the applicable grant date, and the grant date is always on or after the date of the compensation committee meeting at which the awards are approved. For new hires, options are generally priced at the later to occur of the date of the meeting at which the Board or compensation committee approves the grant or the first date of employment.

  2012 Equity Awards

        In January 2012, the compensation committee granted full-value shares that are earned for achievement of stock price hurdles (we call these awards "Price-Vested Units" or "PVUs" and the applicable stock price hurdle a "Stock Price Hurdle") to each of our named executive officers. The January 2012 PVUs are only earned, or "vest," if the closing price of our common stock equals or exceeds, for twenty consecutive trading days, $20.40, during the period beginning on January 25, 2014 and ending on January 24, 2016 (the "2014 Stock Price Hurdle"). If the 2014 Stock Price Hurdle is not satisfied prior to January 24, 2016 (the "Termination Date"), the PVU awards will be automatically forfeited. The 2014 Stock Price Hurdle ($20.40) is approximately 158% of the closing price of the Company's common stock on December 31, 2013 ($12.88). The PVUs are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Restricted Stock Unit and Restricted Stock Unit Agreement. In addition, PVUs are subject to the following provisions regarding changes in the employment status of a PVU holder: (i) the PVU award will be forfeited in full if the holder's employment with the Company is terminated for cause (as defined in the holder's employment agreement) or voluntarily by the holder prior to the Termination Date; (ii) if the holder's employment is terminated by the Company without cause (as defined in the holder's employment agreement) and the Stock Price Hurdle is subsequently satisfied prior to the Termination Date, the Time-Vested Percentage (as defined below) of the PVUs will vest on the date the Stock Price Hurdle is satisfied; (iii) if the holder ceases to be an employee due to death or disability, the Time-Vested Percentage of the PVUs will immediately vest; and (iv) if the Company experiences a "change in control," as defined in the 2006 Plan, prior to the Termination Date, 100% of the PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds the Stock Price Hurdle. For purposes of the PVUs, "Time-Vested Percentage" means (a) the quotient of (i) the number of full months that have elapsed from the PVU grant date up to the date of the holder's termination of service divided by (ii) forty-eight, multiplied by (b) one hundred, provided that the Time-Vested Percentage shall never exceed one hundred.

        In addition, in December 2012, the compensation committee awarded stock options to our named executive officers. The options are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Stock Option and Stock Option Agreement, and vest at a rate of 34% on the first anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, subject to the executive's continued service to our Company.

  2013 Littlefair RSU Award

        In September 2013, the compensation committee granted Mr. Littlefair 45,836 restricted stock units (the "RSUs"). The RSUs are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Restricted Stock Unit and Restricted Stock Unit Agreement, and vest at a rate of 34% on the one-year anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, subject to Mr. Littlefair's continued service for our Company. The RSUs were designed to provide Mr. Littlefair an amount of value that approximates the value of an option to purchase 60,000 shares of our common stock at a price of $2.96 per share that was previously granted to Mr. Littlefair and expired unexercised in June 2013 (the "Option"). Mr. Littlefair had instructed his advisor to take all actions necessary to exercise the Option, but the advisor erred and failed to follow Mr. Littlefair's instructions. When the Option expired, the 60,000 shares were returned to the pool of reserved shares available for issuance under the 2006 Plan. The compensation committee made this grant because it believed it was fair and consistent with the spirit and purpose of the Company's compensation program.

  2013 Award Determinations

        The compensation committee determined that, in light of the January 2012 PVU awards, the December 2012 option awards and the 2013 Littlefair RSU award, the objectives of the equity component of our 2013 compensation program were satisfied without granting any additional equity awards to our named executive officers in 2013.

  CERF Options

        Effective September 17, 2013 (the "Adoption Date"), the Board of Managers of CERF and our subsidiary Clean Energy, the sole member of CERF, adopted and approved the CERF 2013 Unit Option Plan (the "CERF Plan"). The CERF Plan provides for the grant of options to purchase CERF Class B Units ("Units") and is administered by our compensation committee. Options may be granted under the CERF Plan to employees, non-employee managers, advisors and consultants of CERF with an exercise price equal to the fair market value of such Units at the time of grant. The CERF Board of Managers includes Messrs. Littlefair, Wheeler, Pratt and Corbus. The CERF Plan terminates on September 17, 2023, unless earlier terminated by the CERF Board of Managers, and provides that in the event of a "change in control" of CERF, as defined in the CERF Plan, all awards outstanding on the date that immediately precedes the change in control will become immediately exercisable, unless otherwise expressly provided in the individual award agreement. No award under the CERF Plan is or will be exercisable for, convertible into, or exchangeable for any of the Company's equity securities. Upon the recommendation of CERF's management, which does not include any of our named executive officers, on the Adoption Date, our compensation committee approved the grant of options to purchase an aggregate of 115,000 Units to CERF employees and non-employee managers. Included in such amount were options to purchase 12,000 Units awarded to Mr. Littlefair, 9,000 Units awarded to Mr. Pratt and 7,000 Units awarded to each of Messrs. Wheeler and Corbus (such options, collectively, the "CERF Options"). All of the CERF Options vest over three years beginning on the one-year anniversary of the date of grant at a rate of 34%, 33% and 33% per year, respectively, subject to the grantee's continued service for CERF.

  Change in Control and Severance Payments

        The employment agreements of our named executive officers provide them benefits if their employment is terminated (other than for misconduct or voluntary termination that does not follow a change in control), including termination following a change in control. The compensation committee believes that our named executive officers' interests are best aligned with the interests of our stockholders, and we will be better able to retain their services, if they are entitled to these benefits. The details and amounts of such benefits are set forth below under "Compensation of Directors and Executive Officers—Potential Payments Upon Termination or Change in Control."

        Stock options awarded under the 2006 Plan that are held by our named executive officers vest in full upon a change in control. We believe this treatment for stock options upon a change in control is appropriate because: (i) it helps retain key employees during change in control discussions, especially more senior executive officers for whom equity represents a significant portion of their total pay package, and (ii) the Company, which made the original equity grant, may no longer exist after a change in control, and our compensation committee believes that our employees should not be required to depend on a new company's future success with respect to the value of their equity in our

Company. We have not agreed to make any excise tax "gross-up" payments to our executives in connection with a change in control.

Deductibility of Executive Compensation

        It is our policy generally to seek to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Code. Section 162(m) generally prohibits us from deducting the compensation of certain executive officers that exceeds $1,000,000 unless that compensation is based on the achievement of objective performance goals. We believe the stock options, restricted stock and stock unit awards we have granted to our named executive officers under the 2006 Plan and the 2002 Plan qualify as performance-based compensation under Section 162(m). However, we reserve the discretion to pay compensation to our officers that may not be deductible.

2014 Compensation Decisions

        In January 2014, our compensation committee increased the base salary of each named executive officer by 3%, effective January 1, 2014. As a result, our named executive officers will be paid the following base salaries in 2014:

Named Executive Officer	Base Salary($)
Andrew J. Littlefair	$778,680
Richard R. Wheeler	$459,638
James N. Harger	$524,528
Mitchell W. Pratt	$481,268
Barclay F. Corbus	$443,415

        In addition, in February 2014, the compensation committee awarded additional PVUs to our named executive officers in the amounts set forth in the table below. Each recipient of those PVU awards will receive one share of our common stock for each PVU he holds if (x) between February 2, 2016 and February 1, 2018, the closing price of our common stock equals or exceeds, for twenty consecutive trading days, $16.11 (the "2016 Stock Price Hurdle") and (y) the holder is employed by the Company at the time the 2016 Stock Price Hurdle is satisfied. If the 2016 Stock Price Hurdle is not satisfied prior to February 1, 2018, the PVU awards will be automatically forfeited. The PVUs are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Restricted Stock Unit and Restricted Stock Unit Agreement.

Named Executive Officer	Number of PVUs
Andrew J. Littlefair	75,000
Richard R. Wheeler	42,500
James N. Harger	52,500
Mitchell W. Pratt	47,500
Barclay F. Corbus	37,500

        The PVU awards and the salary increases discussed in this section will be discussed in more detail in the executive compensation disclosure in our proxy statement related to our 2015 annual meeting of stockholders.

Compensation Committee Report

        We, the compensation committee of the Board of Clean Energy Fuels Corp., have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the Company, and, based on such review and discussion, have recommended to the Board inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee: Warren I. Mitchell, Chairman John S. Herrington James E. O'Connor Kenneth M. Socha

Executive Stock Ownership Guidelines

        We believe that it is important to encourage our named executive officers to hold a material amount of our common stock and to link their long-term economic interest directly to that of our stockholders. To achieve this goal, we have established stock ownership guidelines applicable to our named executive officers. Those guidelines provide that our Chief Executive Officer is required to own shares of our common stock valued at three times his annual base salary, and each of our Chief Financial Officer, Chief Operating Officer, Chief Marketing Officer and Senior Vice President, Strategic Development, is required to own shares of our common stock valued at one times their annual base salary. Such level of ownership must be attained by the last to occur of (i) December 13, 2017 and (ii) five years after the date of initial appointment as an executive officer. Stock options and other rights to acquire our common stock are not counted toward satisfaction of the stock ownership requirements.

Risks Related to Compensation Policies and Practices

        The compensation committee has considered whether our overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm our Company. Although risk taking is a necessary part of building our business, the compensation committee has focused on aligning the Company's compensation policies with the long term interests of the Company and avoiding short term rewards for management decisions that could pose long term risks to the Company. Although a portion of our executive compensation plan is performance based, which could motivate risk-taking, we do not believe that our compensation structure encourages excessive or unnecessary risk taking. We believe our approach to goal setting, mix of types of compensation, payouts at multiple levels of performance and evaluation of performance results assist in mitigating such risks, as follows:

  •
  Our compensation structure includes a combination of a competitive base salary, equity grants to align the interests of our employees and named executive officers with those of our stockholders, and annual cash bonuses to encourage retention and reward individual responsibility and productivity.

  •
  In an effort to mitigate the risks of executives approving high volume deals with low profit margins, for 2013, the cash payment awards for each named executive officer were based on four performance criteria, with 25% of the total potential cash bonus award based on each such performance criteria, as follows: 25% based on the volume of GGEs of natural gas delivered by us, 25% based on the target Adjusted EBITDA of our Company, 25% based on the achievement of the Company's strategic goals and 25% based on the Company's gross profit margin.

  •
  The compensation committee retains the discretion to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the initial award or payment.

        We further believe that our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing our Company to a harmful long term business transaction in exchange for short term compensation benefit.

Realized Compensation

        Actual compensation realized in 2013 by our named executive officers is shown in the table below. This table supplements, but is not a substitute for, the Summary Compensation Table that appears on page 38. The primary difference between this supplemental table and the Summary Compensation Table is the method used to value stock awards and stock options. SEC rules require that the grant date fair value of all stock awards and stock options be reported in the Summary Compensation Table for the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relates to stock awards and stock options that have not vested and for which the value is therefore uncertain (and which may end up having no value at all). In contrast, this supplemental table includes only stock awards and stock options that vested during the applicable year and shows the intrinsic value of those awards. It should be noted that the named executive officers may never realize any value attributed to these awards, since the ultimate value of the stock options will depend on our stock price when the stock options are exercised and the ultimate value of the stock awards will depend on the value of the issued shares, if any.

Realized Pay Table

Name	Year	Salary(1) ($)	Other Cash Compensation(2) ($)	Stock Awards Vested in Year(3) ($)	Options Vested in Year(4) ($)	All Other Compensation(5) ($)	Total Compensation Realized ($)
Andrew J. Littlefair	2013	756,000	671,640	—	—	11,500	1,439,140
	2012	720,000	800,940	—	237,964	11,250	1,770,154
	2011	600,000	915,650	—	617,426	11,000	2,144,076
Richard R. Wheeler	2013	446,250	311,850	—	—	8,750	766,850
	2012	425,000	329,213	—	138,814	8,500	901,527
	2011	365,000	300,800	—	360,167	8,250	1,034,217
James N. Harger	2013	509,250	331,013	—	—	11,500	851,763
	2012	485,000	358,043	—	138,814	11,250	993,107
	2011	365,000	340,800	—	360,167	11,000	1,076,967
Mitchell W. Pratt	2013	467,250	321,944	—	—	11,500	800,694
	2012	445,000	338,823	—	138,814	11,250	933,887
	2011	365,000	300,800	—	360,167	11,000	1,036,967
Barclay F. Corbus	2013	430,500	304,369	—	—	8,750	743,619
	2012	410,000	397,005	—	138,814	8,500	954,319
	2011	350,000	444,603	—	360,167	8,250	1,163,020

(1)
Amounts shown equal the amounts reported in the "Salary" column of the Summary Compensation Table.

(2)
Amounts shown equal the sum of the amounts reported in the "Bonus" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table.

(3)
No stock awards vested in 2011, 2012 or 2013.

(4)
Amounts shown represent the aggregate intrinsic value of all stock options that vested during the applicable year. The intrinsic value of vested stock options is calculated by multiplying the number of shares vested by the difference (but not less than zero) between the exercise price and the closing price of the Company's common stock on December 31, 2013 ($12.88) without regard to actual option exercise activity.

(5)
Amounts shown equal the amounts attributed to the Company's 401(k) matching contributions and are reported in the "All Other Compensation" column of the Summary Compensation Table.

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The following table summarizes the total compensation earned by each of the named executive officers for the fiscal years ended December 31, 2011, 2012 and 2013:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Bonus ($)(2)	Option Awards($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Andrew J. Littlefair	2013	756,000	599,993	150,000	—	521,640	391,300	2,418,933
President & Chief	2012	720,000	4,524,000	300,000	1,081,500	500,940	11,250	7,137,690
Executive Officer	2011	600,000	—	550,000	927,000	365,650	11,000	2,453,650
Richard R. Wheeler	2013	446,250	—	100,000	—	211,850	230,300	988,400
Chief Financial Officer	2012	425,000	2,318,550	125,000	540,750	204,213	8,500	3,622,013
	2011	365,000	—	150,000	463,500	150,800	8,250	1,137,550
James N. Harger	2013	509,250	—	—	—	331,013	11,500	851,763
Chief Marketing Officer	2012	485,000	2,657,850	125,000	540,750	233,043	11,250	4,052,893
	2011	365,000	—	190,000	463,500	150,800	11,000	1,180,300
Mitchell W. Pratt	2013	467,250	—	100,000	—	221,944	296,350	1,085,544
Chief Operating Officer	2012	445,000	2,431,650	125,000	540,750	213,823	11,250	3,767,473
and Corporate Secretary	2011	365,000	—	150,000	463,500	150,800	11,000	1,140,300
Barclay F. Corbus	2013	430,500	—	100,000	—	204,369	230,300	965,169
Senior Vice President,	2012	410,000	2,262,000	200,000	540,750	197,005	8,500	3,618,255
Strategic Development	2011	350,000	—	300,000	463,500	144,603	8,250	1,266,353

(1)
The amounts listed in this column reflect the grant date fair values calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, "Share Based Payment," or FASB ASC 718. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, see note 11 to the consolidated financial statements included in the Annual Report.

(2)
The amounts listed in this column represent "Special Cash Bonuses." See the discussion under "Compensation Discussion and Analysis—Elements of Compensation—Special Cash Bonuses."

(3)
The amounts listed in this column represent cash bonuses paid under the 2013 annual cash bonus plan. See the discussion under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus."

(4)
The compensation represented by the amounts in this column are attributed to the Company's 401(k) matching contributions and the CERF Options. Such amounts are as follows: (i) Mr. Littlefair received a 401(k) match of $11,000 in 2011, $11,250 in 2012 and $11,500 in 2013, and CERF Options in 2013 with a grant date fair value of $379,800; (ii) Mr. Wheeler received a 401(k) match of $8,250 in 2011, $8,500 in 2012, and $8,750 in 2013, and CERF Options in 2013 with a grant date fair value of $221,550; (iii) Mr. Harger received a 401(k) match of $11,000 in 2011, $11,250 in 2012, and $11,500 in 2013; (iv) Mr. Pratt received a 401(k) match of $11,000 in 2011, $11,250 in 2012, and $11,500 in 2013, and CERF Options in 2013 with a grant date fair value of $284,850; and (v) Mr. Corbus received a 401(k) match of $8,250 in 2011, $8,500 in 2012, and $ 8,750 in 2013, and CERF Options in 2013 with a grant date fair value of $221,550. The grant date fair value of all CERF Options reflected in this column has been calculated in accordance with FASB ASC 718. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of the CERF Options, see note 11 to the consolidated financial statements included in the Annual Report.

Grants of Plan-Based Awards in Fiscal Year 2013

        The following table provides information regarding the amount of plan-based awards granted in 2013 for each of the named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Based Plans(1)				Grant Date Fair Value of Stock and Option Awards(3) ($)
					All Other Stock Awards: Number of Shares of Stock or Units(2)(#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Andrew J. Littlefair	—	529,200	756,000	1,134,000	—	—
	09/17/2013	—	—	—	45,836	599,993
Richard R. Wheeler	—	223,125	312,375	446,250	—	—
James N. Harger	—	381,938	509,250	636,563	—	—
Mitchell W. Pratt	—	233,625	327,075	467,250	—	—
Barclay F. Corbus	—	215,250	301,350	430,500	—	—

(1)
Amounts shown in these columns are the possible payouts under the 2013 cash bonus plan based on the achievement of Company performance and strategic objectives. The actual amounts paid pursuant to the 2013 cash bonus plan are reported in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation." The Company performance and strategic objectives under the 2013 cash bonus plan, as well as the compensation committee's payout determinations for the 2013 cash bonus plan, are detailed above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus."

(2)
The shares in this column represent RSUs granted to Mr. Littlefair on September 17, 2013 pursuant to our 2006 Plan. 34% of the RSUs vest on the one-year anniversary of the date of grant, and 33% on each subsequent anniversary until the RSUs are fully vested, subject to Mr. Littlefair's continuing service for the Company.

(3)
Stock and option awards are shown at their grant date fair value under FASB ASC 718. For discussion regarding the valuation model and assumptions used to calculate the fair value of these awards, see note 11 to the consolidated financial statements included in the Annual Report.

Outstanding Equity Awards at 2013 Fiscal Year End

        The following table below summarizes outstanding equity awards held by our named executive officers at December 31, 2013:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)		Number of Securities Underlying Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew J. Littlefair	115,000	(2)	—		2.96	2/4/2015	—		—		—		—
	100,000	(3)	—		2.96	5/05/2015	—		—		—		—
	60,000	(3)	—		2.96	5/05/2015	—		—		—		—
	525,000	(4)	—		12.00	5/23/2017	—		—		—		—
	100,000	(5)	—		15.27	12/12/2017	—		—		—		—
	155,862	(6)	—		5.09	12/9/2018	—		—		—		—
	117,828	(7)	—		6.33	1/1/2019	—		—		—		—
	50,000	(8)	—		14.06	10/8/2019	—		—		—		—
	100,000	(11)	—		13.49	12/01/2020	—		—		—		—
	67,000	(12)	33,000	(12)	14.22	1/3/2021	—		—		—		—
	51,000	(13)	99,000	(13)	13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		400,000	(14)	5,152,000	(16)
	—		—		—	—	45,836	(15)	590,368	(16)	—		—
Richard R. Wheeler	125,000	(9)	—		2.96	2/01/2014	—		—		—		—
	70,000	(2)	—		2.96	2/04/2015	—		—		—		—
	55,000	(3)	—		2.96	5/05/2015	—		—		—		—
	45,000	(3)	—		2.96	5/05/2015	—		—		—		—
	100,000	(5)	—		15.27	12/12/2017	—		—		—		—
	71,274	(6)	—		5.09	12/9/2018	—		—		—		—
	52,935	(7)	—		6.33	1/1/2019	—		—		—		—
	40,000	(8)	—		14.06	10/8/2019	—		—		—		—
	50,000	(11)	—		13.49	12/01/2020	—		—		—		—
	33,500	(12)	16,500	(12)	14.22	1/3/2021	—		—		—		—
	25,500	(13)	49,500	(13)	13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		205,000	(14)	2,640,400	(16)
James N. Harger	80,000	(2)	—		2.96	2/4/2015	—		—		—		—
	55,000	(3)	—		2.96	5/05/2015	—		—		—		—
	400,000	(4)	—		12.00	5/23/2017	—		—		—		—
	100,000	(5)	—		15.27	12/12/2017	—		—		—		—
	71,274	(6)	—		5.09	12/9/2018	—		—		—		—
	52,935	(7)	—		6.33	1/1/2019	—		—		—		—
	40,000	(8)	—		14.06	10/8/2019	—		—		—		—
	50,000	(11)	—		13.49	12/01/2020	—		—		—		—
	33,500	(12)	16,500	(12)	14.22	1/3/2021	—		—		—		—
	25,500	(13)	49,500	(13)	13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		235,000	(14)	3,026,800	(16)
Mitchell W. Pratt	85,000	(2)	—		2.96	2/04/2015	—		—		—		—
	70,000	(3)	—		2.96	5/05/2015	—		—		—		—
	25,000	(3)	—		2.96	5/05/2015	—		—		—		—
	300,000	(4)	—		12.00	5/23/2017	—		—		—		—
	100,000	(5)	—		15.27	12/12/2017	—		—		—		—
	71,274	(6)	—		5.09	12/9/2018	—		—		—		—
	52,935	(7)	—		6.33	1/1/2019	—		—		—		—
	40,000	(8)	—		14.06	10/8/2019	—		—		—		—
	50,000	(11)	—		13.49	12/01/2020	—		—		—		—
	33,500	(12)	16,500	(12)	14.22	1/3/2021	—		—		—		—
	25,500	(13)	49,500	(13)	13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		215,000	(14)	2,769,200	(16)
Barclay F. Corbus	350,000	(10)	—		13.25	9/10/2017	—		—		—		—
	15,008	(6)	—		5.09	12/9/2018	—		—		—		—
	54,645	(7)	—		6.33	1/1/2019	—		—		—		—
	40,000	(8)	—		14.06	10/8/2019	—		—		—		—
	50,000	(11)	—		13.49	12/01/2020	—		—		—		—
	33,500	(12)	16,500	(12)	14.22	1/3/2021	—		—		—		—
	25,500	(13)	49,500	(13)	13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		200,000	(14)	2,576,000	(16)

(1)
This option, granted under our 2002 Plan on June 11, 2003, had the following initial vesting schedule: 34% of the shares were scheduled to vest on June 11, 2004, and 33% of the shares were scheduled to vest for each 12 month period completed thereafter, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(2)
This option, granted under our 2002 Plan on February 4, 2005, had the following initial vesting schedule: 34% of the shares were scheduled to vest on the date of grant, 33% were scheduled to vest when the fair market value of our common stock met or exceeded $5.00 per share, and 33% of the shares were scheduled to vest when the fair market value of our common stock met or exceeded $7.00, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(3)
This option, granted under our 2002 Plan on May 6, 2005, had the following initial vesting schedule: 34% of the shares were scheduled to vest on December 31, 2005, and 33% of the shares were scheduled to vest for each 12 month period completed thereafter, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(4)
This option, granted under our 2006 Plan on May 24, 2007, vested 1/6 on May 24, 2007 and 1/6 on November 24, 2007, and an additional 1/3 on each of November 24, 2008 and November 24, 2009, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, would vest in full on the date that immediately precedes the change in control.

(5)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 12, 2007, the date of grant, and vested 33% on each subsequent anniversary, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, would vest in full on the date that immediately precedes the change in control.

(6)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 10, 2008, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(7)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of January 2, 2009, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(8)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of October 9, 2009, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(9)
This option, granted under our 2002 Plan on February 1, 2004, had the following initial vesting schedule: 8% of the shares were scheduled to vest on the completion of the first month of service after February 1, 2004, and 4% of the shares were scheduled to vest for each month thereafter, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(10)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of September 10, 2007, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(11)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 1, 2010, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(12)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of January 3, 2011, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(13)
This option, granted under our 2006 Plan, will vest as to 34% on the first anniversary of December 12, 2012, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(14)
PVU awards granted under our 2006 Plan that will vest if, between January 25, 2014 and January 24, 2016, the closing price of the Company's common stock equals or exceeds $20.40 for twenty consecutive trading days.

(15)
RSUs granted under our 2006 Plan that will vest as to 34% on the first anniversary of September 17, 2013, the date of grant, and 33% on each subsequent anniversary until fully vested, subject to continuing service by Mr. Littlefair. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, these RSUs will vest in full on the date that immediately precedes the change in control.

(16)
Determined by multiplying the unvested stock awards by $12.88, the closing price of our common stock on December 31, 2013.

Employment Agreements

  Employment Agreement with Andrew J. Littlefair

        We have entered an amended and restated employment agreement with Andrew J. Littlefair, our President and Chief Executive Officer. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one -year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Littlefair is entitled to a base salary of no less than $475,200, and his current base salary for 2014 is $778,680. Pursuant to the agreement, Mr. Littlefair is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Littlefair is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Littlefair's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." For our 2013 fiscal year, salary and non-incentive plan bonus consisted of 37.45% of Mr. Littlefair's total compensation.

  Employment Agreement with Richard R. Wheeler

        We have entered an amended and restated employment agreement with Richard R. Wheeler, our Chief Financial Officer. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one -year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Wheeler is entitled to a base salary of no less than $313,250, and his current base salary for 2014 is $459,638. Pursuant to the agreement, Mr. Wheeler is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Wheeler is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Wheeler's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." For our 2013 fiscal year, salary and non-incentive plan bonus consisted of 55.27% of Mr. Wheeler's total compensation.

  Employment Agreement with James N. Harger

        We have entered an amended and restated employment agreement with James N. Harger, our Chief Marketing Officer. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one -year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Harger is entitled to a base salary of no less than $287,500, and his current base salary for 2014 is $524,528. Pursuant to the agreement, Mr. Harger is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Harger is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Harger's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." For our 2013 fiscal year, salary and non-incentive plan bonus consisted of 59.79% of Mr. Harger's total compensation.

  Employment Agreement with Mitchell W. Pratt

        We have entered an amended and restated employment agreement with Mitchell W. Pratt, our Chief Operating Officer. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one -year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Pratt is entitled to a base salary of no less than $280,000, and his current base salary for 2014 is $481,268. Pursuant to the agreement, Mr. Pratt is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Pratt is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Pratt's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." For our 2013 fiscal year, salary and non-incentive plan bonus consisted of 52.25% of Mr. Pratt's total compensation.

  Employment Agreement with Barclay F. Corbus

        We have entered an employment agreement with Barclay F. Corbus, our Senior Vice President, Strategic Development. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one -year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Corbus is entitled to a base salary of no less than $286,000, and his current base salary for 2014 is $443,415. Pursuant to the agreement, Mr. Corbus is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Corbus is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Corbus's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." For our 2013 fiscal year, salary and non-incentive plan bonus consisted of 54.96% of Mr. Corbus's total compensation.

Pension Benefits, Non-qualified Defined Contribution and Other Deferred Compensation Plans

        We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our named executive officers in connection with their retirement. We also do not have any non-qualified defined contribution plans or other deferred compensation plans that provide for payments or other benefits to our named executive officers.

Potential Payments Upon Termination or Change in Control

        The tables and narrative below describe the amount of compensation to be paid to our named executive officers in the event of a termination of employment or a change in control. The amount of compensation payable to each of our named executive officers upon voluntary termination, involuntary not-for-cause termination, for cause termination, termination following a change in control and in the event of disability or death of our named executive officers is shown in tabular format below. The amounts shown in the tables assume that such termination was effective as of December 31, 2013, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to our named executive officers upon their termination. On December 31, 2013, the closing price of our common stock was $12.88 per share. The actual amounts to be paid out can only be determined at the time of such named executive officer's separation with our Company.

        Regardless of the manner in which the employment of a named executive officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

  •
  non-equity incentive compensation earned, to the extent vested, based on the amount of time the executive was employed by the Company;

  •
  equity awarded pursuant to our 2002 Plan and 2006 Plan, to the extent vested;

  •
  amounts contributed and vested under our qualified retirement plan; and

  •
  unused vacation pay.

        In addition, the PVUs held by the named executive officers are subject to the following provisions regarding changes in the employment status of a PVU holder: (i) the PVU award will be forfeited in full if the holder's employment with the Company is terminated for cause (as defined in the holder's employment agreement) or voluntarily by the holder prior to the Termination Date; (ii) if the holder's employment is terminated by the Company without cause (as defined in the holder's employment agreement) and the Stock Price Hurdle is subsequently satisfied prior to the Termination Date, the Time-Vested Percentage of the PVUs will vest on the date the Stock Price Hurdle is satisfied; (iii) if the holder ceases to be an employee due to death or disability, the Time-Vested Percentage of the PVUs will immediately vest; and (iv) if the Company experiences a "change in control," as defined in the 2006 Plan , prior to the Termination Date, 100% of the PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds the Stock Price Hurdle.

  Andrew J. Littlefair

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our President and Chief Executive Officer, Andrew J. Littlefair. If we terminate Mr. Littlefair's employment without "cause," or if Mr. Littlefair terminates his employment within one year of a "change in control," each as defined in his employment agreement, then he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, then he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2013, Mr. Littlefair's annual base salary was $756,000 and his prior-year bonus under the cash bonus plan was $500,940. If his employment is terminated for cause, we may repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, then we must repurchase all of our stock owned by him. Mr. Littlefair's employment agreement conditions our payment of any severance benefits thereunder upon his execution and delivery of, and failure to revoke within a specified period, a release of all known and unknown claims in favor of the Company. For purposes of Mr. Littlefair's employment agreement, (i) "cause" means (1) Mr. Littlefair committing a material act of dishonesty against our Company, (2) Mr. Littlefair being convicted of a felony involving moral turpitude or (3) Mr. Littlefair committing a material breach of his confidentiality, trade secret, non-solicitation or invention obligations under the employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        In addition, if the Company experiences a "change in control," as defined in the 2006 Plan, then (i) as provided by the 2006 Plan, all of Mr. Littlefair's options and RSUs that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, and (ii) if the change in control occurs prior to the Termination Date, then 100% of Mr. Littlefair's January 2012 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $20.40.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$1,885,410	$0	$1,885,410	$2,513,880	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$9,321	$0	$9,321	$9,321	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$6,144,391	$6,144,391
PVU Vesting(2)	$0	$0	$0	$0	$0	$2,468,838	$2,468,838

RSU Vesting(3)	$0	$590,368	$0	$590,368	$590,368	$590,368	$590,368

Total:	$0	$2,485,099	$0	$2,485,099	$3,113,569	$9,203,597	$9,203,597

(1)
Assumes a fair market value of $12.88 per share, the closing price of our common stock on December 31, 2013. Mr. Littlefair held 477,049 shares of common stock on December 31, 2013.

(2)
At December 31, 2013, the "Time Vested Percentage" of the PVUs was 47.92%, or 191,680 shares. The amounts in this row were determined by multiplying the 191,680 shares by $12.88, the closing price of the Company's common stock on December 31, 2013.

(3)
The 2006 Plan provides that, in the event of a "change in control" as defined in the plan, these RSUs, if then outstanding, will vest in full on the date that immediately precedes the change in control.

  Richard R. Wheeler

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Chief Financial Officer, Richard R. Wheeler. If we terminate Mr. Wheeler's employment without "cause," or if Mr. Wheeler terminates his employment within one year of a "change in control," each as defined in his employment agreement, then he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, then he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2013, Mr. Wheeler's annual base salary was $446,250 and his prior-year bonus under the cash bonus plan was $204,213. If his employment is terminated for cause, then we may repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, then we must repurchase all of our stock owned by him. Mr. Wheeler's employment agreement conditions our payment of any severance benefits thereunder upon his execution and delivery of, and failure to revoke within a specified period, a release of all known and unknown claims in favor of the Company. For purposes of Mr. Wheeler's employment agreement, (i) "cause" means (1) Mr. Wheeler committing a material act of dishonesty against our Company, (2) Mr. Wheeler being convicted of a felony involving moral turpitude or (3) Mr. Wheeler committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under his employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        In addition, if the Company experiences a "change in control," as defined in the 2006 Plan, then (i) as provided by the 2006 Plan, all of Mr. Wheeler's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, and (ii) if the change in control occurs prior to the Termination Date, then 100% of Mr. Wheeler's January

2012 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $20.40.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$975,695	$0	$975,695	$1,300,926	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$8,874	$0	$8,874	$8,874	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$456,519	$456,519
PVU Vesting(2)	$0	$0	$0	$0	$0	$1,265,280	$1,265,280

Total:	$0	$984,569	$0	$984,569	$1,309,800	$1,721,799	$1,721,799

(1)
Assumes a fair market value of $12.88 per share, the closing price of our common stock on December 31, 2013. Mr. Wheeler held 35,444 shares of common stock on December 31, 2013.

(2)
At December 31, 2013, the "Time-Vested Percentage" of the PVUs was 47.92%, or 98,236 shares. The amounts in this row were determined by multiplying the 98,236 shares by $12.88, the closing price of the Company's common stock on December 31, 2013.

  James N. Harger

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Chief Marketing Officer, James N. Harger. If we terminate Mr. Harger's employment without "cause," or if Mr. Harger terminates his employment within one year of a "change in control," each as defined in his employment agreement, then he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, then he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2013, Mr. Harger's annual base salary was $509,250 and his prior -year bonus under the cash bonus plan was $233,043. If his employment is terminated for cause, then we may repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, then we must repurchase all of our stock owned by him. Mr. Harger's employment agreement conditions our payment of any severance benefits thereunder upon his execution and delivery of, and failure to revoke within a specified period, a release of all known and unknown claims in favor of the Company. For purposes of Mr. Harger's employment agreement, (i) "cause" means (1) Mr. Harger committing a material act of dishonesty against our Company, (2) Mr. Harger being convicted of a felony involving moral turpitude or (3) Mr. Harger committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under his employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        If the Company experiences a "change in control," as defined in the 2006 Plan, then (i) as provided by the 2006 Plan, all of Mr. Harger's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, and (ii) if the change in control occurs prior to the Termination Date, then 100% of Mr. Harger's January 2012 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $20.40.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	$0	$1,113,440	$0	$1,113,440	$1,484,586	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$9,321	$0	$9,321	$9,321	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$4,854,833	$4,854,833
PVU Vesting(2)	$0	$0	$0	$0	$0	$1,450,443	$1,450,443

Total:	$0	$1,122,761	$0	$1,122,761	$1,493,907	$6,305,276	$6,305,276

(1)
Assumes a fair market value of $12.88 per share, the closing price of our common stock on December 31, 2013. Mr. Harger held 376,928 shares of common stock on December 31, 2013.

(2)
At December 31, 2013, the "Time-Vested Percentage" of the PVUs was 47.92%, or 112,612 shares. The amounts in this row were determined by multiplying the 112,612 shares by $12.88, the closing price of the Company's common stock on December 31, 2013.

  Mitchell W. Pratt

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Chief Operating Officer and Corporate Secretary, Mitchell W. Pratt. If we terminate Mr. Pratt's employment without "cause," or if Mr. Pratt terminates his employment within one year of a "change in control," each as defined in his employment agreement, then he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, then he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2013, Mr. Pratt's annual base salary was $467,250 and his prior -year bonus under the cash bonus plan was $213,823. If his employment is terminated for cause, then we may repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, then we must repurchase all of our stock owned by him. Mr. Pratt's employment agreement conditions our payment of any severance benefits thereunder upon his execution and delivery of, and failure to revoke within a specified period, a release of all known and unknown claims in favor of the Company. For purposes of Mr. Pratt's employment agreement, (i) "cause" means (1) Mr. Pratt committing a material act of dishonesty against our Company, (2) Mr. Pratt being convicted of a felony involving moral turpitude or (3) Mr. Pratt committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under his employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our

Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        In addition, if the Company experiences a "change in control," as defined in the 2006 Plan, then (i) as provided by the 2006 Plan, all of Mr. Pratt's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, and (ii) if the change in control occurs prior to the Termination Date, then 100% of Mr. Pratt's January 2012 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $20.40.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$1,021,610	$0	$1,021,610	$1,362,146	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$9,321	$0	$9,321	$9,321	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$1,724,593	$1,724,593
PVU Vesting(2)	$0	$0	$0	$0	$0	$1,327,001	$1,327,001

Total:	$0	$1,030,931	$0	$1,030,931	$1,371,467	$3,051,594	$3,051,594

(1)
Assumes a fair market value of $12.88 per share, the closing price of our common stock on December 31, 2013. Mr. Pratt held 133,897 shares of common stock on December 31, 2013.

(2)
At December 31, 2013, the "Time-Vested Percentage" of the PVUs was 47.92%, or 103,028 shares. The amounts in this row were determined by multiplying the 103,028 shares by $12.88, the closing price of the Company's common stock on December 31, 2013.

  Barclay F. Corbus

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Senior Vice President of Strategic Development, Barclay F. Corbus. If we terminate Mr. Corbus's employment without "cause," or if Mr. Corbus terminates his employment within one year of a "change in control," each as defined in his employment agreement, then he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, then he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2013, Mr. Corbus's annual base salary was $430,500 and his prior -year bonus under the cash bonus plan was $197,005. Mr. Corbus's employment agreement conditions our payment of any severance benefits thereunder upon his execution and delivery of, and failure to revoke within a specified period, a release of all known and unknown claims in favor of the Company. For purposes of Mr. Corbus's employment agreement, (i) "cause" means (1) Mr. Corbus committing a material act of dishonesty against our Company, (2) Mr. Corbus being convicted of a felony involving moral turpitude or (3) Mr. Corbus committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under his employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act of 1934 and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        In addition, if the Company experiences a "change in control," as defined in the 2006 Plan, then (i) as provided by the 2006 Plan, all of Mr. Corbus's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, and (ii) if the change in control occurs prior to the Termination Date, then 100% of Mr. Corbus's January 2012 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $20.40.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$941,258	$0	$941,258	$1,255,010	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$9,321	$0	$9,321	$9,321	$0	$0
PVU Vesting(1)	$0	$0	$0	$0	$0	$1,234,419	$1,234,419

Total:	$0	$950,579	$0	$950,579	$1,264,331	$1,234,419	$1,234,419

(1)
At December 31, 2013, the "Time-Vested Percentage" of the PVUs was 47.92%, or 95,840 shares. The amounts in this row were determined by multiplying the 95,840 shares by $12.88, the closing price of the Company's common stock on December 31, 2013.

Overview of Director Compensation

        We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting non-employee director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our Company, as well as the experience and skill level required of our members of the Board. We have also awarded compensation to individual non-employee directors in recognition of outstanding service or efforts on the Company's behalf. Directors who are our employees receive no additional compensation for their services as directors.

  Cash Compensation Paid to Non-employee Board Members

        We pay the following cash compensation to our non-employee directors:

  •
  Except for Messrs. Mitchell and Miller, all of our non-employee directors are paid $60,000 per year.

  •
  In recognition of the additional responsibilities of Mr. Mitchell, Chairman of the Board, and Mr. Miller, Chair of the audit committee, Mr. Mitchell is paid $120,000 per year and Mr. Miller is paid $70,000 per year.

  Stock Based Incentive Compensation

        From time to time, and typically on an annual basis, we award stock options to non-employee directors; provided that the determination as to which directors receive awards, as well as the timing and the amount of any such awards, is discretionary. In light of options granted to our non-employee directors in each of January and December 2012, we did not grant any stock options to our non-employee directors in 2013. See the footnotes to the Director Compensation table below for information about the outstanding options held by our directors at December 31, 2013.

2013 Director Compensation

        The following table summarizes the compensation we paid to directors who are not employees of our Company for the fiscal year ended December 31, 2013:

Name(1)	Fees Earned or Paid in Cash ($)	Total ($)
Warren I. Mitchell, Chairman(2)	120,000	120,000
John S. Herrington(3)	60,000	60,000
James C. Miller III(4)	70,000	70,000
Boone Pickens(5)	60,000	60,000
Kenneth M. Socha(6)	60,000	60,000
Vincent C. Taormina(7)	60,000	60,000
James E. O'Connor(8)	60,000	60,000
Stephen A. Scully (9)	—	—

(1)
Andrew J. Littlefair, our President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his services as a director. The compensation received by Mr. Littlefair as an employee of the Company is shown in the Summary Compensation Table above.

(2)
As of December 31, 2013, Mr. Mitchell had fully vested and outstanding options to purchase the following: 6,000 shares at an exercise price of $2.96, 72,500 shares at an exercise price of $12.00, 25,000 shares at an exercise price of $15.27, 25,997 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 13,400 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2013, Mr. Mitchell had outstanding unvested options to purchase the following: 6,600 shares at an exercise price of $14.22.

(3)
As of December 31, 2013, Mr. Herrington had fully vested and outstanding options to purchase the following: 10,000 shares at an exercise price of $2.96, 80,000 shares at an exercise price of $12.00, 25,000 shares at an exercise price of $15.27, 25,997 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 13,400 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2013, Mr. Herrington had outstanding unvested options to purchase the following: 6,600 shares at an exercise price of $14.22.

(4)
As of December 31, 2013, Mr. Miller had fully vested and outstanding options to purchase the following: 8,250 shares at an exercise price of $15.27, 17,145 shares at an exercise price of $5.09, 12,961 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 13,400 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2013, Mr. Miller had outstanding unvested options to purchase the following: 6,600 shares at an exercise price of $14.22.

(5)
As of December 31, 2013, Mr. Pickens had fully vested and outstanding options to purchase the following: 113,897 shares at an exercise price of $5.09, 86,103 shares at an exercise price of $6.33, 400,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 13,400 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2013, Mr. Pickens had outstanding unvested options to purchase the following: 6,600 shares at an exercise price of $14.22.

(6)
As of December 31, 2013, Mr. Socha had fully vested and outstanding options to purchase the following: 10,000 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 13,400 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2013, Mr. Socha had outstanding unvested options to purchase the following: 6,600 shares at an exercise price of $14.22.

(7)
As of December 31, 2013, Mr. Taormina had fully vested and outstanding options to purchase the following: 25,000 shares at an exercise price of $14.43, 25,997 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 13,400 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2013, Mr. Taormina had outstanding unvested options to purchase the following: 6,600 shares at an exercise price of $14.22.

(8)
As of December 31, 2013, Mr. O'Connor had fully vested and outstanding options to purchase the following: 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2013, Mr. O'Connor had no unvested options outstanding.

(9)
Mr. Scully joined the Board on January 30, 2014.

Stock Incentive Plans

2002 Stock Option Plan

        Our Board adopted our 2002 Plan, in December 2002. Our stockholders approved the plan and all material amendments. Upon the closing of our initial public offering, the share reserve available for grant under the 2002 Plan was cancelled; and all new grants will be made under our 2006 Plan, described below. If any outstanding option under the 2002 Plan expires or is cancelled, the shares allocable to the unexercised portion of that option will be added to the share reserve under the 2006 Plan and will be available for grant under the 2006 Plan.

        Administration.    The 2002 Plan may be administered by the Board or a committee of the Board. In the case of options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the administrator of the plan will consist of two or more outside directors within the meaning of Section 162(m) of the Code. The administrator has the authority, in its sole discretion:

  •
  to determine the fair market value of the common stock,

  •
  to determine the terms and conditions of any options, including exercise price, the method of payment of the exercise price, term, vesting and whether the option is a non-statutory stock option or an incentive stock option,

  •
  to reduce the exercise price of any option to the then current fair market value if the fair market value of the optioned stock has declined since the date of grant of that option,

  •
  to delegate to others responsibilities to assist in administering the 2002 Plan, and

  •
  to construe and interpret the terms of the 2002 Plan and option agreements and other documentation related to the 2002 Plan.

        Eligibility.    Effective upon the closing of our initial public offering, we may no longer grant new options under the 2002 Plan.

        Options.    With respect to options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

        Unless the administrator determines otherwise, unvested shares typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant's service with us for any reason, including death or disability.

        Adjustments upon change in control.    The 2002 Plan provides that in the event of a "change in control," as defined in the 2002 Plan, our Company and the successor corporation, if any, may agree:

  •
  that all options outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, with the 2002 Plan terminating upon the date of the change in control (with 21 days prior written notice to the optionees),

  •
  to terminate the 2002 Plan and cancel all outstanding options effective as of the date of the change in control, and either (1) provide 21 days prior written notice to optionees so that the optionees can exercise options that are otherwise exercisable at that time, (2) replace such options with comparable options in the successor corporation or parent thereof, or (3) deliver to each optionee the difference between the fair market value of a share on the date of the change in control and the exercise price of the optionee's option, multiplied by the number of shares underlying the option, or

  •
  that the successor corporation or its parent will assume the 2002 Plan and all outstanding options effective as of the date of the change in control.

        Amendment and termination.    The administrator has the authority to amend, suspend or discontinue the 2002 Plan, subject to the approval of the stockholders in the case of certain amendments. No amendment, suspension or discontinuation will impair the rights of any option, unless agreed to by the optionee.

Amended and Restated 2006 Equity Incentive Plan

        Our 2006 Plan was adopted by our Board and approved by our stockholders in May 2009. Under the 2006 Plan, 17,890,500shares of common stock are authorized for issuance at December 31, 2013, and, by the terms of the 2006 Plan, the number of shares authorized for issuance under the 2006 Plan increased by 1,000,000 on January 1, 2014. The number of shares reserved for issuance under the 2006 Plan increases automatically, without the need for further Board or stockholder approval, on the first day of each of our fiscal years (up through January 1, 2016) by the lesser of (1) 15% of our outstanding common stock on the last day of the immediately preceding fiscal year, (2) 1,000,000 shares of common stock, or (3) such lesser number of shares as may be determined by the Board.

        If any outstanding option under the 2002 Plan expires or is cancelled, the shares allocable to the unexercised portion of that option will be added to the share reserve under the 2006 Plan and will become available for grant under the 2006 Plan.

        Share limit.    No participant in the 2006 Plan can receive option grants, stock appreciation rights or stock awards for more than 2,000,000 shares total in any calendar year, or for more than 4,000,000 shares total in connection with the participant's initial service.

        Administration.    The 2006 Plan will be administered by our Board or the compensation committee of the Board. In the case of options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the administrator of the plan will consist of two or more outside directors within the meaning of Section 162(m) of the Code. The administrator has the authority, in its sole discretion:

  •
  to select the recipients to whom options, stock awards, stock appreciation rights and cash awards may, from time to time, be granted under the 2006 Plan,

  •
  to determine whether and to what extent options, stock awards, stock appreciation rights and cash awards are granted under the 2006 Plan,

  •
  to determine the number of shares that are covered by options, stock awards, and stock appreciation rights grants and the terms of such agreements,

  •
  to determine the terms and conditions of any options, stock awards and stock appreciation rights, including exercise price, the method of payment of the exercise price, term, vesting and whether the option is a non-statutory stock option or an incentive stock option, and

  •
  to construe and interpret the terms of the 2006 Plan and agreements and other documentation related to the 2006 Plan.

        Eligibility.    The 2006 Plan provides for the grant of options to purchase shares of common stock, stock awards, stock appreciation rights and cash awards. Incentive stock options may be granted only to employees. Nonstatutory stock options and other stock based awards may be granted to employees, non-employee directors, advisors and consultants.

        Vesting.    Although the 2006 Plan provides the administrator with the discretion to determine the vesting schedule, we expect that options (other than the initial option grants) granted to optionees will generally vest over three years, at a rate of 34%, 33%, and 33% per year, respectively, if the optionee is then in service to the Company.

        Adjustments upon change in control.    The 2006 Plan provides that in the event of a "change in control," as defined in the 2006 Plan, all awards outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, unless otherwise expressly provided in the award document.

        Amendment and termination.    The plan terminates 10 years after its initial adoption, unless earlier terminated by the Board. The Board or the compensation committee may amend or terminate the plan at any time, subject to stockholder approval where required by applicable law. Any amendment or termination may not impair the rights of holders of outstanding awards without their consent.

  U.S. Tax Consequences Relating to the 2006 Plan

        The federal tax rules applicable to awards under the 2006 Plan under the Code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the 2006 Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Section 83 of the Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price.

We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

        Restricted stock is also governed by Section 83 of the Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a "substantial risk of forfeiture" (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

        Section 409A of the Code affects taxation of awards to employees, but does not affect our ability to deduct deferred compensation. Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the stock appreciation rights are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock, and there are not any features that defer the recognition of income beyond the exercise date. It is the Company's intent that all awards granted under the 2006 Plan comply with Section 409A of the Code.

        As described above, awards granted under the 2006 Plan may qualify as "performance based compensation" under Section 162(m) of the Code. To qualify, options and other awards must be granted under the 2006 Plan by a committee consisting solely of two or more "outside directors" (as defined under Section 162 regulations) and satisfy the 2006 Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options and stock settled stock appreciation rights to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2006 Plan, as established and certified by a committee consisting solely of two or more "outside directors."

Employee Stock Purchase Plan

        The ESPP was adopted by the Board in February 2013 and approved by our stockholders in May 2013. Under the ESPP, eligible employees may authorize payroll deductions of eligible compensation for the purchase of common stock during each purchase period.

        Administration.    The compensation committee serves as the administrator of the ESPP, and as such has full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the ESPP.

        Shares Available Under the ESPP.    A total of 2,500,000 shares of common stock are authorized for purchase over the term of the ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

        Offering Periods.    The ESPP is implemented through two offering periods per calendar year, with each offering period lasting six months. The administrator of the ESPP may alter the duration of future offering periods in advance without stockholder approval. Each participant is granted a separate purchase right to purchase shares of common stock for each offering period in which he or she participates. Purchase rights under the ESPP are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of common stock obtained by dividing the participant's payroll deductions for the offering period by the purchase price in effect for such period.

        Eligibility.    Except as described in this paragraph with respect to certain foreign employees, all employees of the Company and its subsidiaries are eligible to participate in the ESPP, except that the ESPP administrator may exclude from an offering period any individual who is regularly expected to work less than twenty hours per week or less than five months per calendar year in the employ of the Company or any subsidiary, or has not been employed for such continuous period as the ESPP administrator may require (not to exceed two years). An eligible employee may only join an offering period on the start date of that period. Subsidiaries include any subsidiary corporation of the Company, whether now existing or hereafter organized, which elects, with the approval of the ESPP administrator, to extend the benefits of the ESPP to their eligible employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) are ineligible to participate in the ESPP if his or her participation is prohibited under the laws on the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the ESPP or an offering to violate Section 423 of the Code.

        Purchase Provisions.    Each participant in the ESPP may authorize periodic payroll deductions that may not exceed the lesser of (i) 10% of his or her compensation, which is defined in the ESPP to include his or her regular base salary in effect at the beginning of the offering period, exclusive of any payments for overtime, bonuses, annual awards, other incentive payments, reimbursements of expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, or contributions (other than contributions under a 401(k) or cafeteria plan) and (ii) such lesser amount determined by the administrator of the ESPP per offering period. A participant may increase or reduce his or her rate of payroll deductions during an offering period. On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase of shares of common stock at the purchase price in effect for that period.

        Purchase Price.    The purchase price per share at which common stock is purchased on the participant's behalf for each offering period is equal to 85% of the fair market value per share of the common stock on the last day of the offering period.

        Valuation.    The fair market value of the common stock on a given date is the closing sales price of the common stock on the NASDAQ Global Select Market as of such date.

        Special Limitations.    The ESPP imposes certain limitations upon a participant's right to acquire common stock, including the following limitations:

  •
  No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

  •
  No purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year.

        Termination of Purchase Rights.    A participant's purchase right immediately terminates upon such participant's loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.

        Assignability.    The purchase rights are not assignable or transferable (other than by will or the laws of descent and distribution) and are exercisable only by the participant.

        Corporate Transaction.    In the event of the proposed dissolution or liquidation of the Company, the then-current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the ESPP administrator. In the event of "corporate transaction," as defined in the ESPP, during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the ESPP administrator determines, in its sole discretion, to shorten the offering period then in-effect to a new purchase date. If the ESPP administrator shortens the offering period then in progress to a new purchase date, the ESPP administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the ESPP administrator that is equal to the difference in the fair market value of the shares of common stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

        Changes in Capitalization.    In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the ESPP, including the maximum number of securities issuable per participant on any one purchase date and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

        Amendment and Termination.    The administrator of the ESPP may at any time terminate or amend the ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such a degree as may be required. The ESPP will terminate upon the earlier to occur of (i) 10 years following the date of the original adoption of the ESPP or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

  U.S. Tax Consequences Relating to the ESPP

        The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or exercise of an outstanding purchase right.

        Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

        If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

        If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price and (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Equity Compensation Plan Information

        The following table provides information about our equity compensation plans at December 31, 2013.

Plan Category	(a) Number of common shares to be issued upon exercise of outstanding options and rights	(b) Weighted average exercise price of outstanding options and rights		(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our stockholders	13,092,834	$11.81	(1)	1,428,209
Equity compensation plans not approved by our stockholders(2)	25,000	$3.86		—

Total	13,117,834	$11.79		1,428,209

(1)
Excludes the PVUs granted in January 2012 and RSUs granted in September 2013, which have no associated exercise price.

(2)
Represents shares subject to a special stock option issued to a consultant in May 2006.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The audit committee oversees our financial reporting process on behalf of the Board. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on our consolidated financial statements and an opinion on our internal control over financial reporting. The audit committee operates pursuant to a charter that is available on our website at www.cleanenergyfuels.com.

        In performing its responsibilities, the audit committee has reviewed and discussed, with management and KPMG LLP, our independent registered public accounting firm, the audited consolidated financial statements in the Annual Report. The audit committee has also discussed with KPMG LLP matters required to be discussed by Auditing Standards No. 16 (as amended), "Communications with Audit Committees."

        Pursuant to the applicable independence requirements of the Public Company Accounting Oversight Board (United States), the audit committee received the required written disclosures and letter from KPMG LLP and discussed with KPMG LLP their independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of Clean Energy Fuels Corp. be included in the Annual Report.

Audit Committee: James C. Miller III, Chairman John S. Herrington Vincent C. Taormina

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Except as described below, since January 1, 2013, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we are or were a participant, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers or holders of more than five percent of our common stock had, or will have, a direct or indirect material interest. This does not include employment compensation or compensation for Board service, which are described elsewhere in this Proxy Statement.

        Our audit committee charter requires that all related party transactions, as defined in Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended, must be reviewed and approved by our audit committee, in accordance with NASDAQ Marketplace Rule 5630. When evaluating such transactions, our audit committee focuses on whether the terms of such transactions are at least as favorable to us as terms we would receive on an arm's length basis from an unaffiliated third party. The policies and procedures for approving related party transactions are set forth in our audit committee charter, which was adopted in September 2006 and revised in December 2013. The Sale, Assignment and Assumption, as defined and described below, were reviewed and approved by the audit committee in 2013 due to the involvement of Mr. Boone Pickens.

        We entered into a Loan Agreement dated July 11, 2011 (the "CHK Agreement") with Chesapeake NG Ventures Corporation ("Chesapeake"), an indirect wholly owned subsidiary of Chesapeake Energy Corporation, whereby Chesapeake agreed to purchase from us $150 million aggregate principal amount of debt securities (the "Financing") pursuant to the issuance of three convertible promissory notes, each having a principal amount of $50 million (each a "Note" and collectively the "Notes"). The first Note was issued on July 11, 2011 and the second Note was issued on July 10, 2012. We and Chesapeake also entered a registration rights agreement (the "CHK Registration Rights Agreement" and collectively with the Notes and the CHK Agreement, the "CHK Loan Documents") pursuant to which we agreed, subject to the terms and conditions of the CHK Registration Rights Agreement, to (i) file with the SEC one or more registration statements relating to the resale of shares of our common stock ("Shares") issuable upon conversion of the Notes and (ii) at the request of Chesapeake participate in one or more underwritten offerings of Shares of issuable upon conversion of the Notes.

        On June 14, 2013 (the "Transfer Date"), Boone Pickens and Green Energy Investment Holdings, LLC, an affiliate of Leonard Green & Partners, L.P. (collectively, the "Buyers"), entered a Note Purchase Agreement with Chesapeake (the "Purchase Agreement") pursuant to which Chesapeake sold the outstanding Notes (the "Sale") to the Buyers, Chesapeake assigned to the Buyers all of its right, title and interest under the CHK Loan Documents (the "Assignment"), and each Buyer severally assumed all of the obligations of Chesapeake under the CHK Loan Documents arising after the Sale and the Assignment including, without limitation, the obligation to advance an additional $50 million to us in June 2013 (the "Assumption"). We also entered the Purchase Agreement for the purpose of consenting to the Sale, the Assignment and the Assumption.

        Contemporaneously with the execution of the Purchase Agreement, we entered into a loan agreement with each Buyer (the "Amended Agreements"). The Amended Agreements have the same terms as the CHK Agreement, other than changes to reflect the change in ownership of the Notes. In addition, the Company and the Buyers entered a registration rights agreement (the "Amended Registration Rights Agreement") with the same terms as the CHK Registration Rights Agreement, other than changes to reflect the change in ownership of the Notes. Immediately following execution of the Amended Agreements, the Buyers delivered $50 million to us in satisfaction of the funding requirement they had assumed from Chesapeake (the "June Advance"). In addition, we cancelled the existing Notes and re-issued replacement Notes and we also issued notes to the Buyers in exchange for the June Advance (the re-issued replacement Notes and the notes issued in exchange for the June Advance are referred to herein as the "Replacement Notes").

        The Replacement Notes have the same terms as the Notes and are convertible at the option of the holder into Shares at a conversion price of $15.80 per share (the "Conversion Price"). Subject to certain restrictions, we can force conversion of each Replacement Note into Shares if, following the second anniversary of the date of original issuance of a Replacement Note, the Shares trade at a 40% premium to the Conversion Price for at least twenty trading days in any consecutive thirty trading day period. The entire principal balance of each Replacement Note is due and payable seven years following its original issuance, and we may repay each Replacement Note in Shares or cash.

        As a result of the foregoing transactions, (i) Mr. Pickens holds Replacement Notes in the aggregate principal amount of $65 million, which Replacement Notes are convertible into approximately 4.1 million Shares, and (ii) Green Energy Investment Holdings, LLC holds Replacement Notes in the aggregate principal amount of $85 million, which Replacement Notes are convertible into approximately 5.4 million Shares. Mr. Pickens serves as a director on our Board and is the beneficial owner of more than 5% of our common stock. We have no relationship with Green Energy Investment Holdings, LLC other than in connection with the Sale, Assignment and Assumption described above.

OTHER MATTERS

        We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares that they represent in accordance with their judgment.

        For further information about Clean Energy Fuels Corp., please refer to our Annual Report, which accompanies this Proxy Statement. Our Annual Report was filed with the SEC on February 27, 2014, and is publicly available on our website at http://investors.cleanenergyfuels.com/SEC.cfm. You may also obtain a copy by sending a written request to Investor Relations, Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, CA 92660.

By order of the Board,

MITCHELL W. PRATT Corporate Secretary

 APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
CLEAN ENERGY FUELS, CORP.

        Clean Energy Fuels Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") does hereby further certify as follows:

        FIRST:    At a meeting of the Board of Directors of the Corporation held on February 26, 2014, resolutions were duly adopted approving a proposed amendment to the Restated Certificate of Incorporation of the Corporation (as amended up to the date hereof, the "Restated Certificate"), declaring such amendment to be advisable and providing that such amendment be submitted to the stockholders of the Corporation for consideration thereof at the annual meeting of the stockholders of the Corporation to be held on May 7, 2014.

        SECOND:    The resolution approving the proposed amendment to the Restated Certificate provides that Article 4 A. of the Restated Certificate shall be amended and restated to read in full as follows:

  A.
  This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which this corporation is authorized to issue is 225,000,000 shares, 224,000,000 of which shall be Common Stock with a par value of $.0001 per share, and 1,000,000 of which shall be Preferred Stock with a par value of $.0001 per share.

        THIRD:    Pursuant to the resolution of the Board of Directors, at the annual meeting of the stockholders of the Corporation held on May 7, 2014, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares and stockholders as required by applicable law and by the Restated Certificate were voted in favor of such amendment.

        FOURTH:    Such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its officer thereunto duly authorized, this      of May, 2014.

CLEAN ENERGY FUELS CORP.
By:	/s/

Name:

Title:

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0000198712_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Andrew J. Littlefair 02 Warren I. Mitchell 03 John S. Herrington 04 James C. Miller III 05 James E. O’Connor 06 Boone Pickens 07 Stephen A. Scully 08 Kenneth M. Socha 09 Vincent C. Taormina Clean Energy Fuels Corp. 4675 MacArthur Court, Suite 800 Newport Beach, CA 92660 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. 3 To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 149,000,000 total authorized shares to 224,000,000 total authorized shares. NOTE: To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting. Authorized Signatures. This section must be completed for your vote to be counted. Date and Sign Below. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Yes No Please indicate if you plan to attend this meeting

0000198712_2 R1.0.0.51160 You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined on the reverse side to vote your proxy. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 7, 2014. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . 2014 Proxy-Clean Energy Fuels Corp. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I hereby appoint Warren I. Mitchell and Andrew J. Littlefair, or either of them, as proxies, with power of substitution to each, to vote all shares of common stock that I am entitled to vote at the annual meeting of stockholders of Clean Energy Fuels Corp. to be held on Wednesday, May 7, 2014 at 9:00 a.m., or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 and “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. If you vote by phone or Internet, please do not mail your proxy card. (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE) Thank You For Voting Continued and to be signed on reverse side

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK
CORPORATE GOVERNANCE
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
2013 Cash Bonus Plan Payout
Realized Pay Table
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OTHER MATTERS
  APPENDIX A
CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF CLEAN ENERGY FUELS, CORP.